As filed with the Securities and Exchange Commission on May 2, 2011
 Registration No. 333-_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
AMERICAN ENERGY FIELDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1000	26-1657084
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3266 W. Galveston Drive #101
Apache Junction , AZ 85120
(480) 288-6530
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joshua Bleak
President
3266 W. Galveston Drive #101
Apache Junction , AZ 85120
Telephone: (480) 288-6530
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Harvey J. Kesner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maxiumum Offering Price per Share	Proposed Maxiumum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $.0001 per share (3)	72,281526	$0.56	$40,477,654.60	$4,699.46
Total

(1)	Pursuant to Rule 416 under the Securities Act, the shares of Common stock offered hereby also include an indeterminate number of additional shares of Common stock as may from time to time become issuable by reason of anti-dilution provisions, stock splits, stock dividends, recapitalizations or other similar transactions.
(2)	With respect to the shares of Common stock offered by the selling stockholders named herein, estimated at $0.56 per share, the average of the high and low prices of the Common stock as reported on the OTC Bulletin Board on April 29, 2011, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.
(3)	Includes 36,140,763 shares of Common stock and 36,140,763 shares of Common stock issuable upon exercise of warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED May 2, 2011

PRELIMINARY PROSPECTUS

72,281,526 Shares

American Energy Fields, Inc.

Common stock

This prospectus relates to the sale by the selling stockholders identified in this prospectus of up to 72,281,526 shares of our Common stock, which includes 36,140,763 shares of Common stock issuable upon exercise of warrants.  All of these shares of our Common stock are being offered for resale by the selling stockholders.

The prices at which the selling stockholders may sell shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any proceeds from the sale of these shares by the selling stockholders.

We will bear all costs relating to the registration of these shares of our Common stock, other than any selling stockholders’ legal or accounting costs or commissions.

Our Common stock is quoted on the regulated quotation service of the OTC Bulletin Board under the symbol “AEFI”. The last reported sale price of our Common stock as reported by the OTC Bulletin Board on April 29, 2011, was $0.56 per share.

Investing in our Common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus before making a decision to purchase our Common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2011

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless the context provides otherwise, the terms “the Company,” “we,” “us,” and “our” refer to American Energy Fields, Inc., and its wholly-owned subsidiary, Green Energy Fields, Inc.

Overview

We are primarily engaged in the acquisition and exploration of properties that may contain uranium mineralization in the United States.   Our target properties are those that have been the subject of historical exploration.  We have acquired State Leases and Federal unpatented mining claims in the state of California for the purpose of exploration and potential development of uranium minerals on a total of approximately 5,500 acres.  We plan to review opportunities to acquire additional mineral properties with current or historic uranium mineralization with meaningful exploration potential.

Our properties do not have any reserves. We plan to conduct exploration programs on these properties with the objective of ascertaining whether any of our properties contain economic concentrations of uranium that are prospective for mining.  We have not generated any revenues from our mining exploration to date.

Our History

We were incorporated as Sienna Resources, Inc. in the State of Delaware on November 12, 2008.  On December 21, 2009 we (1) declared a stock dividend of 11.2 shares of Common stock for every one share of Common stock then outstanding, and (2) amended and restated our articles of incorporation in order to, among other things: (a) change our name to American Energy Fields, Inc. and (b) increase the number of authorized shares of capital stock from 80,000,000 shares to 225,000,000 shares, divided into two classes: 200,000,000 shares of common stock, par value $.0001 per share, and 25,000,000 shares of “blank check” preferred stock, par value $.0001 per share.

On December 24, 2009, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with Green Energy Fields, Inc., a privately-held Nevada corporation (“Green Energy”), and the shareholders of Green Energy. Upon closing of the transaction contemplated under the Exchange Agreement (the “Exchange”), on December 24, 2009, the shareholders of Green Energy transferred all of the issued and outstanding capital stock of Green Energy to the Company in exchange for shares of common stock of the Company. Such Exchange caused Green Energy to become a wholly-owned subsidiary of the Company.

 Pursuant to the terms and conditions of the Exchange Agreement:

●
 At the closing of the Exchange, each share of Green Energy’s common stock issued and outstanding immediately prior to the closing of the Exchange was exchanged for the right to receive one share of our common stock. Accordingly, an aggregate of 28,788,252 shares of our common stock were issued to the shareholders of Green Energy.

●
 Following the closing of the Exchange, we issued an aggregate of 9,300,000 shares of our common stock and two-year warrants to purchase an additional 4,650,000 shares of common stock exercisable at $0.40 per share, in a private placement to 16 investors for $1,395,000.

●
 Immediately following the foregoing, under an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, we transferred all of our pre-Exchange assets and liabilities to our wholly-owned subsidiary, Sienna Resources Holdings, Inc. Thereafter pursuant to a stock purchase agreement, transferred all of the outstanding capital stock of Sienna Resources Holdings, Inc. to Julie Carter in exchange for the cancellation of 15,250,000 shares of our common stock that she owned.

Between December 3, 2010 and March 4, 2011, the Company entered into subscription agreements with certain investors whereby it sold an aggregate of 36,140,763 units with each unit consisting of one share of the Company’s common stock, par value $0.0001 per share and one five year warrant to purchase one additional share of Common Stock at an exercise price of $0.50 per share for a per unit purchase price of $0.50 and an aggregate purchase price of $18,070,381.50 (the “Private Placement”).  In connection with the Private Placement, the Company issued warrants to the placement agents to purchase an aggregate of 7,167,986 shares of the Company’s common stock, on the same terms as the warrants issued to the investors.

The 36,140,763 shares of our common stock underlying the units and the 36,140,763 shares of common stock underlying the warrants and the 7,167,986 shares of common stock underlying the warrants issued to placement agents in connection with the Private Placement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act and Regulation D or Rule 903 of Regulation S promulgated thereunder. These securities may not be transferred or sold absent registration under the Securities Act or an applicable exemption therefrom.

THE OFFERING

Common stock offered by selling stockholders	This prospectus relates to the sale by certain selling stockholders of 72,281,526 shares of our Common stock consisting of:
(i) 36,140,763 shares of our Common stock issued to investors in the Private Placement; and
(ii) 36,140,763 shares of Common stock underlying the Warrants issued to investors in the Private Placement.

Offering price	Market price or privately negotiated prices.

Common stock outstanding before and after the offering	94,119,018 shares (1)

Use of proceeds	We will not receive any proceeds from the sale of the Common stock by the selling stockholders.

OTC Symbol	AEFI.

Risk Factors
You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 6 of this prospectus before deciding whether or not to invest in our Common stock.

_______________________________________

(1)
Represents the number of shares of our Common stock outstanding as of May 2, 2011. Excludes (i) 3,100,000 shares of our Common stock issuable upon exercise of options granted or reserved under the 2010 Equity Incentive Plan; and (ii) 47,958,749 shares of our Common stock issuable upon exercise of outstanding warrants.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information. Although we believe that such sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified such information.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this prospectus, before purchasing shares of our common stock. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals.  If any of these risks actually occur, our business, financial condition or results of operations may be materially adversely affected.  In such case, the trading price of our Common stock could decline and investors could lose all or part of their investment.

Risks Relating to Our Business

WE ARE AN EXPLORATION STAGE COMPANY AND HAVE ONLY RECENTLY COMMENCED EXPLORATION ACTIVITIES ON OUR CLAIMS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

Our evaluation of the Coso and Blythe mining claims up to this point is primarily a result of historical exploration data.    Although we have made field observations, our exploration program is just getting under way.  Accordingly, we are not yet in a position to evaluate the likelihood that our business will be successful.  We have not earned any revenues as of the date of this report. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development and production of minerals from the claims, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE WE HAVE NOT SURVEYED OUR MINING CLAIMS, WE MAY DISCOVER MINERALIZATION ON THE CLAIMS THAT IS NOT WITHIN OUR CLAIMS BOUNDARIES.

While we have conducted mineral claim title searches, this should not be construed as a guarantee of claims boundaries. Until the claims are surveyed, the precise location of the boundaries of the claims may be in doubt. If we discover mineralization that is close to the claims boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract those minerals.

IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON OUR MINERAL PROPERTY, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO OBTAIN FINANCING TO SUCCESSFULLY ADVANCE THE MINERAL CLAIMS INTO COMMERCIAL PRODUCTION.

If our exploration program is successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to advance the claims into commercial production. Obtaining additional financing would be subject to a number of factors, including the market price for the minerals, investor acceptance of our claims and general market conditions.   These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. We may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible and an investor may lose any investment he makes in our shares.

OUR INDEPENDENT AUDITOR HAS ISSUED AN AUDIT OPINION WHICH INCLUDES A STATEMENT DESCRIBING A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN.

As described in Note 5 of our accompanying financial statements, our lack of operations and any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited operations and revenues.

GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES MAY INCREASE COSTS AND OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

 Laws and regulations govern the exploration, development, mining, production, importing and exporting of minerals; taxes; labor standards; occupational health; waste disposal; protection of the environment; mine safety; toxic substances; and other matters. In many cases, licenses and permits are required to conduct mining operations. Amendments to current laws and regulations governing operations and activities of mining companies or more stringent implementation thereof could have a substantial adverse impact on us. Applicable laws and regulations will require us to make certain capital and operating expenditures to initiate new operations. Under certain circumstances, we may be required to stop exploration activities, once started, until a particular problem is remedied or to undertake other remedial actions.

BASED ON CONSUMER DEMAND, THE GROWTH AND DEMAND FOR ANY URANIUM WE MAY RECOVER FROM OUR CLAIMS MAY BE SLOWED, RESULTING IN REDUCED REVENUES.

Our continued success will be dependent on the growth of demand for uranium. If consumer demand slows our revenues may be significantly affected. This could limit our ability to generate revenues and our financial condition and operating results may be harmed.

THE GLOBAL ECONOMIC CRISIS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR LIQUIDITY AND CAPITAL RESOURCES.

The recent distress in the financial markets has resulted in extreme volatility in security prices and diminished liquidity and credit availability, and there can be no assurance that our liquidity will not be affected by changes in the financial markets and the global economy or that our capital resources will at all times be sufficient to satisfy our liquidity needs. In addition, the tightening of the credit markets could make it more difficult for us to access funds, enter into agreements for new debt or obtain funding through the issuance of our securities.

OUR BUSINESS MAY REQUIRE ADDITIONAL CAPITAL FOR CONTINUED GROWTH, AND OUR GROWTH MAY BE SLOWED IF WE DO NOT HAVE SUFFICIENT CAPITAL.

The continued growth and operation of our business may require additional funding for working capital.  We may be unable to secure such funding when needed in adequate amounts or on acceptable terms, if at all. To execute our business strategy, we may issue additional equity securities in public or private offerings, potentially at a price lower than the market price at the time of such issuance. Similarly, we may seek debt financing and may be forced to incur significant interest expense. If we cannot secure sufficient funding, we may be forced to forego strategic opportunities or delay, scale back or eliminate operations, acquisitions, and other investments.

Our ability to obtain needed financing may be impaired by such factors as the condition of the economy and capital markets, both generally and specifically in our industry, and the fact that we are not profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

OUR INABILITY TO USE SHARES OF OUR COMMON STOCK TO FINANCE FUTURE ACQUISITIONS COULD IMPAIR THE GROWTH AND EXPANSION OF OUR BUSINESS.

The extent to which we will be able or willing to use shares of our common stock to consummate acquisitions will depend on (i) the market value of our securities which will vary, (ii) liquidity, which is presently limited, and (iii) the willingness of potential sellers to accept shares of our common stock as full or partial payment for their business. Using shares of our common stock for this purpose may result in significant dilution to existing stockholders. To the extent that we are unable to use common stock to make future acquisitions, our ability to grow through acquisitions may be limited by the extent to which we are able to raise capital through debt or equity financings. We may not be able to obtain the necessary capital to finance any acquisitions. If we are unable to obtain additional capital on acceptable terms, we may be required to reduce the scope of expansion or redirect resources committed to internal purposes. Our failure to use shares of our common stock to make future acquisitions may hinder our ability to actively pursue our acquisition program.

Risks Relating to Our Organization

 AS A RESULT OF THE EXCHANGE, GREEN ENERGY BECAME A SUBSIDIARY OF OURS AND SINCE WE ARE SUBJECT TO THE REPORTING REQUIREMENTS OF FEDERAL SECURITIES LAWS, THIS CAN BE EXPENSIVE AND MAY DIVERT RESOURCES FROM OTHER PROJECTS, THUS IMPAIRING OUR ABILITY GROW.

As a result of the Exchange, Green Energy became a subsidiary of ours and, accordingly, is subject to the information and reporting requirements of the Exchange Act, and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Exchange) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if Green Energy had remained privately held and did not consummate the Exchange.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We will need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current and interfere with the ability of investors to trade our securities and for our shares to continue to be quoted on the OTC Bulletin Board or to list on any national securities exchange.

 OUR CERTIFICATE OF INCORPORATION ALLOWS FOR OUR BOARD TO CREATE NEW SERIES OF PREFERRED STOCK WITHOUT FURTHER APPROVAL BY OUR STOCKHOLDERS WHICH COULD ADVERSELY AFFECT THE RIGHTS OF THE HOLDERS OF OUR COMMON STOCK.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to such holders (i) the preferred right to our assets upon liquidation, (ii) the right to receive dividend payments before dividends are distributed to the holders of common stock and (iii) the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing common stockholders.

 IF WE FAIL TO ESTABLISH AND MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL, WE MAY NOT BE ABLE TO REPORT OUR FINANCIAL RESULTS ACCURATELY OR TO PREVENT FRAUD. ANY INABILITY TO REPORT AND FILE OUR FINANCIAL RESULTS ACCURATELY AND TIMELY COULD HARM OUR REPUTATION AND ADVERSELY IMPACT THE TRADING PRICE OF OUR COMMON STOCK.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

 PUBLIC COMPANY COMPLIANCE MAY MAKE IT MORE DIFFICULT TO ATTRACT AND RETAIN OFFICERS AND DIRECTORS.

The Sarbanes-Oxley Act and rules implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these rules and regulations to increase our compliance costs in 2011 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

 Risks Relating to Our Common Stock

 WE MAY FAIL TO QUALIFY FOR CONTINUED LISTING ON THE OTC BULLETIN BOARD WHICH COULD MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES.

Our common stock is listed on the Over the Counter Bulletin Board (“OTCBB”). There can be no assurance that trading of our common stock on such market will be sustained or that we can meet OTCBB’s continued listing standards. In the event that our common stock fails to qualify for continued inclusion, our common stock could thereafter only be quoted on the “pink sheets.” Under such circumstances, shareholders may find it more difficult to dispose of, or to obtain accurate quotations, for our common stock, and our common stock would become substantially less attractive to certain purchasers such as financial institutions, hedge funds and other similar investors.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND PRICE FLUCTUATIONS WHICH COULD ADVERSELY IMPACT THE VALUE OF OUR COMMON STOCK.

There has been limited trading in our common stock and there can be no assurance that an active trading market in our common stock will either develop or be maintained. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

 OUR STOCK PRICE MAY BE VOLATILE.

 The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;
•	competitive pricing pressures;
•	our ability to obtain working capital financing;
•	additions or departures of key personnel;
•	sales of our common stock;
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	regulatory developments; and
•	economic and other external factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

 WE HAVE NOT PAID CASH DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY CASH DIVIDENDS IN THE FUTURE. ANY RETURN ON AN INVESTMENT IN OUR COMMON STOCK MAY BE LIMITED TO THE VALUE OF THE COMMON STOCK.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on our earnings, financial condition, and other business and economic factors as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on a shareholder’s investment will only occur if our stock price appreciates.

 OFFERS OR AVAILABILITY FOR SALE OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK MAY CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

If our stockholders sell substantial amounts of our Common stock in the public market, including shares issued in the Private Placement upon the effectiveness of the registration statement of which this prospectus forms a part, or upon the expiration of any statutory holding period, under Rule 144, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our Common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.  The shares of common stock sold in the Private Placements will be freely tradable upon the earlier of: (i) effectiveness of a registration statement covering such shares and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 (or other applicable exemption) under the Securities Act.

INVESTOR RELATIONS ACTIVITIES, NOMINAL “FLOAT” AND SUPPLY AND DEMAND FACTORS MAY AFFECT THE PRICE OF OUR STOCK.

We expect to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for the Company.  These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described.  We may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning the Company.  We will not be responsible for the content of analyst reports and other writings and communications by investor relations firms not authored by the Company or from publicly available information.  We do not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods.  Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control.   In addition, investors in the Company may be willing, from time to time, to encourage investor awareness through similar activities.  Investor awareness activities may also be suspended or discontinued which may impact the trading market our common stock.

The SEC and FINRA enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of “pump and dump” activities may exist, such as rapid share price increases or decreases.  We, and our shareholders may be subjected to enhanced regulatory scrutiny due to the small number of holders who initially will own the registered shares of our common stock publicly available for resale, and the limited trading markets in which such shares may be offered or sold which have often been associated with improper activities concerning penny-stocks, such as the OTC Bulletin Board or the OTCQB Marketplace (Pink OTC) or pink sheets.  Until such time as the common stock sold in the Private Placement is registered and until such time as our restricted shares are registered or available for resale under Rule 144, there will continue to be a small percentage of shares held by a small number of investors, many of whom acquired such shares in privately negotiated purchase and sale transactions, that will constitute the entire available trading market.  The Supreme Court has stated that manipulative action is a term of art connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities.  Often times, manipulation is associated by regulators with forces that upset the supply and demand factors that would normally determine trading prices.  Since a small percentage of the outstanding common stock of the Company will initially be available for trading, held by a small number of individuals or entities, the supply of our common stock for sale will be extremely limited for an indeterminate amount of time, which could result in higher bids, asks or sales prices than would otherwise exist.  Securities regulators have often cited thinly-traded markets, small numbers of holders, and awareness campaigns as components of their claims of price manipulation and other violations of law when combined with manipulative trading, such as wash sales, matched orders or other manipulative trading timed to coincide with false or touting press releases.  There can be no assurance that the Company’s or third-parties’ activities, or the small number of potential sellers or small percentage of stock in the “float,” or determinations by purchasers or holders as to when or under what circumstances or at what prices they may be willing to buy or sell stock will not artificially impact (or would be claimed by regulators to have affected) the normal supply and demand factors that determine the price of the stock.

EXERCISE OF OPTIONS AND WARRANTS MAY HAVE A DILUTIVE EFFECT ON OUR COMMON STOCK.

If the price per share of our Common stock at the time of exercise of any options, or any other convertible securities is in excess of the various exercise or conversion prices of such convertible securities, exercise or conversion of such convertible securities would have a dilutive effect on our Common stock.  As of May 2, 2011, we had (i) outstanding options to purchase 3,100,000 shares of our Common stock at an exercise price of $0.25 per share, and (ii) outstanding warrants to purchase 4,650,000 shares of our Common stock at $0.40 per share and outstanding warrants to purchase 43,308,749 shares of our Common stock at $0.50 per share. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to those of our Common stock and result in additional dilution of the existing ownership interests of our common stockholders.

OUR COMMON STOCK MAY BE DEEMED A “PENNY STOCK,” WHICH WOULD MAKE IT MORE DIFFICULT FOR OUR INVESTORS TO SELL THEIR SHARES.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares offered by them under this prospectus. We will not receive any proceeds from the sale of the shares by the selling stockholders covered by this prospectus.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol “AEFI.OB” and commenced trading on April 5, 2010. The following table sets forth the high and low bid quotation prices as reported on the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.   Prior to April 5, 2010, there was no active market for our Common stock. As of May 2, 2011, there were approximately 150 holders of record of our Common stock.

The following table sets forth the high and low bid prices for our Common stock for the periods indicated, as reported by the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Period	High	Low
January 1, 2011 through March 31, 2011	$1.43	$0.51
October 1, 2010 through December 31, 2010	$0.98	$0.45
July 1, 2010 through September 30, 2010	$0.76	$0.30
April 5, 2010 through June 30, 2010	$1.04	$0.23

The last reported sales price of our Common stock on the OTC Bulletin Board on April 29, 2011 was $0.56 per share.

DIVIDEND POLICY

We have not declared nor paid any cash dividend on our Common stock, and we currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our Common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, results of operations, capital requirements and other factors that our board of directors considers significant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes appearing elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to those set forth under “Risk Factors”.

Overview

On December 24, 2009, we entered into the Exchange Agreement with Green Energy, and the shareholders of Green Energy. Upon closing of the Exchange, on December 24, 2009, the shareholders of Green Energy transferred all of the issued and outstanding capital stock of Green Energy to us in exchange for shares of our common stock. Such Exchange caused Green Energy to become our wholly-owned subsidiary.  We succeeded to the business of Green Energy, and following the completion of the Exchange, transferred all of our pre-merger assets to certain of our pre-Exchange stockholders in exchange for the cancellation of 15,250,000 shares of our Common stock.  Consequently, the assets and liabilities and the operations that are reflected in the historical financial statements of the Company prior to the closing of the Exchange are those of Green Energy, and the consolidated financial statements after completion of the purchase and closing include the assets and liabilities of the Company and Green Energy, historical operations of Green Energy and our operations from the closing date of the Exchange.  Since Green Energy was formed on November 23, 2009, there is no comparative period for the year ended March 31, 2010.

We are primarily engaged in the acquisition and exploration of properties that may contain uranium mineralization in the United States.   Our target properties are those that have been the subject of historical exploration.  We have acquired State Leases and Federal unpatented mining claims in the state of California for the purpose of exploration and potential development of uranium minerals on a total of approximately 5,500 acres.  We plan to review opportunities to acquire additional mineral properties with current or historic uranium mineralization with meaningful exploration potential.

Our properties do not have any reserves. We plan to conduct exploration programs on these properties with the objective of ascertaining whether any of our properties contain economic concentrations of uranium that are prospective for mining.

Results of Operations

Our results of operations for the period of inception (November 23, 2009) through March 31, 2010 and for the nine month period ended December 31, 2010, were as follows:

RESULTS OF OPERATIONS

November 23, 2009 (inception) through March 31, 2010

We are still in our exploration stage and have generated no revenues to date. Since we were formed on November 23, 2009, there is no comparative period for purposes of this analysis.  Accordingly, the following discusses activity from inception through March 31, 2010.

We incurred operating expenses of $297,382 for the period of inception through March 31, 2010.  These expenses consisted of general operating expenses and professional fees incurred in connection with the day to day operations of our business, obtaining cash from the additional sale of stock and the preparation and filing of our financial reports with the United States Securities and Exchange Commission.  Our net loss from inception through March 31, 2010 was $296,345.

LIQUIDITY AND CAPITAL RESOURCES

Our cash balance at March 31, 2010 was $962,392.   We had $3,058 in outstanding liabilities.

We have met our liquidity and capital requirements primarily through the private placement of equity securities.

Net Cash Used in Operating Activities.     Net cash used in operating activities for the period from inception through March 31, 2010 totaled approximately $226,287.  The use of cash was primarily related to working capital and exploration activities.

Net Cash Provided By/Used in Investing Activities.  We did not use cash in investing activities for the period from inception through March 31, 2010.

Net Cash Provided By Financing Activities.  Net cash provided by financing activities for the period from inception through March 31, 2010 totaled approximately $1,397,879. The cash provided was the result of the sale of common stock and warrants through a PIPE financing.

Working Capital.     As of March 31, 2010, we had working capital of $977,334.    Based on our current operating activities and plans, we believe our existing working capital will enable us to meet our anticipated cash requirements for at least the next twelve months.

Three months ended December 31, 2010 compared to the period from inception, November 23, 2009 to December 31, 2009.

For the three months ended December 31, 2010, the Company was still in our exploration stage and has generated no revenues to date.

The Company had a net loss of ($2,419,501) for the three months ended December 31, 2010 compared to a net loss of ($120,144) for the period November 23, 2009 (inception) to December 31, 2009, an increase in the net loss of $2,299,357.

Total general and administrative expenses increased by $1,009,107 to $1,129,251 for the three months ended December 31, 2010 as compared to $120,144 for the period from inception November 23, 2009 to December 31, 2009.  These expenses consisted of general operating expenses and professional fees incurred in connection with the day to day operation of our business, obtaining additional sale of stock and the preparation and filing of our financial disclosure reports with the U.S. Securities and Exchange Commission.

Nine Months Ended December 31, 2010

For the nine months ended December 31, 2010, the Company was still in an exploration stage and has generated no revenues to date.

For the nine months ended December 31, 2010, the Company generated a loss of ($4,573,878).

We incurred operating expenses of $3,284,576 for the nine months ended December 31, 2010.  These expenses consisted of general expenses and professional fees incurred in connection with the day to day operation of our business, sales of our stock and the preparation and filing of our financial disclosure reports with the U.S. Securities and Exchange Commission.

 LIQUIDITY AND CAPITAL RESOURCES

For the three months ended December 31, 2010, the Company increased its working capital position by $155,921 from $977,334 at March 31, 2010 to $ 1,133,255 at December 31, 2010.

The Company’s capital resources are comprised primarily of private investors.  The Company’s ongoing need for capital will require it to enter into additional agreements to raise capital from private individuals or corporations.

Our cash balance at December 31, 2010 was $1,531,655 and we had $398,400 in outstanding liabilities.

Our financial statements from inception (November 23, 2009) through the quarter ended December 31, 2010 reported no revenues and a net loss of ($4,870,223).

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the amounts of revenues and expenses. Critical accounting policies are those that require the application of management’s most difficult, subjective or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain and that may change in subsequent periods. In preparing the financial statements, we utilized available information, including our past history, industry standards and the current economic environment, among other factors, in forming our estimates and judgments, giving appropriate consideration to materiality. Actual results may differ from these estimates. In addition, other companies may utilize different estimates, which may impact the comparability of our results of operations to other companies in our industry. We believe that of our significant accounting policies, the following may involve a higher degree of judgment and estimation, or are fundamentally important to our business.

Revenue Recognition.     We expect to recognize the total revenue provided under a contract ratably over the contract period, including any periods under which we have agreed to provide services at no cost.  Deferred revenues are recognized as a liability when billings are issued in advance of the date when revenues are earned.  We expect to apply the revenue recognition principles set forth in ASC 605 which provides for revenue to be recognized when (i) persuasive evidence of an arrangement exists, (ii) delivery or installation has been completed, (iii) the customer accepts and verifies receipt, and (iv) collectability is reasonably assured.

Stock Based Compensation

The Company applies ASC 718-10 and ASC 505-50 (formerly SFAS 123R) in accounting for stock options issued to employees. For stock options and warrants issued to non-employees, the Company applies the same standard, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

Off-Balance Sheet Arrangements.

We have no off-balance sheet arrangements, financings, or other relationships with unconsolidated entities known as ‘‘Special Purposes Entities.’’

Recent Accounting Pronouncements

In December 2007, ASC 808-10 (formerly EITF Issue No. 07-1, “Accounting for Collaborative Arrangements”) was issued.  ASC 808-10 provides guidance concerning: determining whether an arrangement constitutes a collaborative arrangement within the scope of the Issue; how costs incurred and revenue generated on sales to third parties should be reported in the income statement; how an entity should characterize payments on the income statement; and what participants should disclose in the notes to the financial statements about a collaborative arrangement. The provisions of ASC 808-10 have been adopted in 2009. ASC 808-10 has had no impact on the Company’s financial statements.

In September 2006, the FASB issued ASC 820-10 (formerly FASB Statement 157, “Fair Value Measurements”). ASC 820-10 defines fair value, establishes a framework for measuring fair value under GAAP and expands disclosures about fair value measurements.  ASC 820-10 applies under other accounting pronouncements that require or permit fair value measurements.  Accordingly, ASC 820-10 does not require any new fair value measurements.  However, for some entities, the application of ASC 820-10 will change current practice.  The changes to current practice resulting from the application of ASC 820-10 relate to the definition of fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements.  The provisions of ASC 820-10 are effective as of January 1, 2008, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings.  However, delayed application of this statement is permitted for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until fiscal years beginning after November 15, 2008, and interim periods within those fiscal years.  The Company adopted ASC 820-10 effective November 23, 2009 for financial assets and the adoption did not have a significant effect on its financial statements.  The adoption of SFAS No. 157 did not have a material impact on the Company’s condensed consolidated results of operations or financial condition.

In February 2007, ASC issued 825-10, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of ASC 320-10, (“ASC 825-10”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. ASC 825-10 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In November 2009, the Company adopted ASC 805, Business Combinations (“ASC 805”). ASC 805 retains the fundamental requirements that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. ASC 805 defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  ASC 805 will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  ASC 805 will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.  ASC 805 will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, ASC 805 will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption is not permitted and the ASC is be applied prospectively only.  Upon adoption of this ASC, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of ASC 805 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In March 2008, ASC issued ASC 815, Disclosures about Derivative Instruments and Hedging Activities”, (“ASC 815”). ASC 815 requires enhanced disclosures about an entity’s derivative and hedging activities. These enhanced disclosures will discuss: how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for and its related interpretations; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. ASC 815 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not believe that ASC 815 will have an impact on their results of operations or financial position.

In June 2008, the FASB ratified ASC 815-40-25 (formerly EITF Issue No. 07-05, “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity's Own Stock”). ASC 815-40-25 mandates a two-step process for evaluating whether an equity-linked financial instrument or embedded feature is indexed to the entity's own stock. Warrants that a company issues that contain a strike price adjustment feature, upon the adoption of ASC 815-40-25, results in the instruments no longer being considered indexed to the company's own stock.  On November 23, 2009, the Company adopted ASC 815-40-25 and re-evaluated its issued and outstanding warrants that contain a strike price adjustment feature.   Based upon the Company’s re-evaluation, ASC 815-40-25 has had no material impact on the Company’s condensed consolidated financial statements.

Effective November 23, 2009, the Company adopted a new accounting standard for subsequent events, as codified in ASC 855-10 (formerly SFAS No. 165, Subsequent Events). The update modifies the names of the two types of subsequent events either as recognized subsequent events (previously referred to in practice as Type I subsequent events) or non-recognized subsequent events (previously referred to in practice as Type II subsequent events). In addition, the standard modifies the definition of subsequent events to refer to events or transactions that occur after the balance sheet date, but before the financial statements are issued (for public entities) or available to be issued (for nonpublic entities). It also requires the disclosure of the date through which subsequent events have been evaluated. The update did not result in significant changes in the practice of subsequent event disclosures, and therefore the adoption did not have any impact on our condensed consolidated financial statements.  In accordance with ASC 855-10, the Company evaluated all events or transactions that occurred after November 23, 2009, the date the Company issued these condensed consolidated financial statements.

Effective November 23, 2009, the Company adopted The “FASB Accounting Standards Codification” and the Hierarchy of Generally Accepted Accounting Principles (ASC 105-10), (formerly SFAS No. 168, The “FASB Accounting Standards Codification” and the Hierarchy of Generally Accepted Accounting Principles). This standard establishes only two levels of U.S. generally accepted accounting principles (“GAAP”), authoritative and non-authoritative. The Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (the “Codification”) became the source of authoritative, nongovernmental GAAP, except for rules and interpretive releases of the SEC, which are sources of authoritative GAAP for SEC registrants. All other non-grandfathered, non-SEC accounting literature not included in the Codification became nonauthoritative. The Company began using the new guidelines and numbering system prescribed by the Codification when referring to GAAP in the third quarter of fiscal 2009. As the Codification was not intended to change or alter existing GAAP, it did not have any impact on the Company’s condensed consolidated financial statements.

Effective for the interim reporting period ending December 31, 2009, the Company adopted two new accounting standard updates which were intended to provide additional application guidance and enhanced disclosures regarding fair value measurements and impairments of securities as codified in ASC 820-10-65 (formerly FASB Staff Position Financial Accounting Standard 107-1 and Accounting Principles Board 28-1 and “Interim Disclosures about Fair Value of Financial Instruments”. ASC 820-10-65  requires disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. ASC 820-10-65 requires related disclosures in summarized financial information at interim reporting periods. ASC 820-10-65 was effective for the interim reporting period ending December 31, 2009. The adoption of ASC 820-10-65 did not have a material impact on the Company’s condensed consolidated financial statements.

In January, 2010, The Company adopted FASB ASU No. 2010-06, Fair Value Measurement and Disclosure (Topic 820) – Improving Disclosures about Fair Value Measurement (“ASU 2010-06”).  These standards require new disclosures on the amount and reason for transfers in and out of Level 1 and 2 fair value measurements.  The standards also require new disclosures of activities, including purchases, sales, issuances, and settlements with the Level 3 fair value measurements.  The standard also clarifies existing disclosure requirements on levels of disaggregation and disclosures about inputs and valuation techniques.  These new disclosures are effective beginning with the first interim filing in 2010.  The disclosures about the roll forward of information in Level 3 are required for the Company with its first interim filing in 2011.  The Company does not believe this standard will impact their financial statements.  Other ASU’s that have been issued or proposed by the FASB ASC that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

In January 2010, the FASB issued Update No. 2010-05 “Compensation—Stock Compensation—Escrowed Share Arrangements and Presumption of Compensation ” (“2010-05”). 2010-05 re-asserts that the Staff of the Securities Exchange Commission (the “SEC Staff”) has stated the presumption that for certain stockholders escrowed share represent a compensatory arrangement. 2010-05 further clarifies the criteria required to be met to establish a position different from the SEC Staff’s position. The Company does not have any escrowed shares held at this time. The adoption of this update by the Company did not have any material impact on its consolidated financial position, results of operations or cash flows.

In January 2010, the FASB issued Update No. 2010-04 “Accounting for Various Topics—Technical Corrections to SEC Paragraphs”  (“2010-04”). 2010-04 represents technical corrections to SEC paragraphs within various sections of the Codification. Management is currently evaluating whether these changes will have any material impact on its consolidated financial position, results of operations or cash flows.

In January 2010, the FASB issued Update No. 2010-02 “Accounting and Reporting for Decreases in Ownership of a Subsidiary—a Scope Clarification ” (“2010-02”) an update of ASC 810 “Consolidation.” 2010-02 clarifies the scope of ASC 810 with respect to decreases in ownership in a subsidiary to those of a: subsidiary or group of assets that are a business or nonprofit, a subsidiary that is transferred to an equity method investee or joint venture, and an exchange of a group of assets that constitutes a business or nonprofit activity to a non-controlling interest including an equity method investee or a joint venture. Management does not expect adoption of this update to have any material impact on its consolidated financial position, results of operations or operating cash flows. Management does not intend to decrease its ownership in its wholly-owned subsidiary.

In February 2010, the FASB issued FASB ASU 2010-09, Subsequent Events, and Amendments to Certain Recognition and Disclosure Requirements, which clarifies certain existing evaluation and disclosure requirements in ASC 855 related to subsequent events. FASB ASU 2010-09 requires SEC filers to evaluate subsequent events through the date in which the consolidated financial statements are issued and is effectively immediately. The new guidance does not have an effect on its consolidated results of operations and financial condition.

In April 2010, the FASB issued ASC Update No. 2010-17, Milestone Method of Revenue Recognition (ASU 2010-17).  ASU 2010-17 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions.  ASU 2010-17 is effective for interim and annual reporting periods beginning after June 15, 2010, with early adoption permitted.  The adoption of this standard will not have a material impact on our consolidated financial position or results of operations.

BUSINESS

Corporate History

We were organized as Sienna Resources, Inc. in the State of Delaware on July 20, 2007 to engage in the acquisition, exploration and development of natural resource properties. We were an exploration stage company with no revenues or operating history. On December 21, 2009, we filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware in order to, among other things, change our name to “American Energy Fields, Inc.”.

On December 24, 2009, we entered into an Exchange Agreement with Green Energy, and the shareholders of Green Energy. Upon closing of the transaction contemplated under the Exchange Agreement, on December 24, 2009, the shareholders of Green Energy transferred all of the issued and outstanding capital stock of Green Energy to us in exchange for 28,788,252 shares of our common stock. Such exchange caused Green Energy to become our wholly-owned subsidiary.  Following the closing of the Exchange, we issued an aggregate of 9,300,000 shares of our common stock and two-year warrants to purchase an additional 4,650,000 shares of common stock exercisable at $0.40 per share, in a private placement to 16 investors for $1,395,000.   Immediately following the closing of the foregoing, we transferred all of our pre-Exchange assets and liabilities to our wholly-owned subsidiary, Sienna Resources Holdings, Inc.  Thereafter, we transferred all of the outstanding capital stock of Sienna Resources Holdings, Inc. to Julie Carter, our prior sole officer and director, in exchange for the cancellation of 15,250,000 shares of our common stock that she owned.  Following the Exchange and the split-off transaction, we discontinued our former business and succeeded to the business of Green Energy as our sole line of business.  Therefore, all discussions regarding (1) our financial statements and (2) our business relate to the business of Green Energy operating as our wholly-owned subsidiary.

Our principal executive offices are located at 3266 W. Galveston Drive, Suite 101 Apache Junction, Arizona 85120. Our telephone number is 480-288-6530.

General

We are primarily engaged in the acquisition and exploration of properties that may contain uranium mineralization in the United States.   Our target properties are those that have been the subject of historical exploration.  We have acquired State Leases and Federal unpatented mining claims in the state of California for the purpose of exploration and potential development of uranium minerals on a total of approximately 5,500 acres.  We plan to review opportunities to acquire additional mineral properties with current or historic uranium mineralization with meaningful exploration potential.

Our properties do not have any reserves. We plan to conduct exploration programs on these properties with the objective of ascertaining whether any of our properties contain economic concentrations of uranium that are prospective for mining.

COSO

The Coso property is located in Inyo County, California near the town of Lone Pine on the western margin of the Coso Mountains, 32 miles (51 km) south by road of Lone Pine in Inyo County, California, 150 miles (241 km) northeast by road to Bakersfield, CA, 187 miles (300 km) north by road of Los Angeles, CA, and 283 miles (455 km) west by road of Las Vegas, Nevada.  The Coso Project is accessible from U.S. highway 395 by taking the Cactus Flat road, an unimproved road for about 3 to 4 miles east of the highway, and climbing approximately 500 to 1200 feet above the floor of Owens Valley.

On December 24, 2009, as a result of the Exchange, we acquired a 100% working interest and 97% net revenue interest in the Coso property.  Prior to our acquisition, Green Energy acquired the project on November 30, 2009 from NPX Metals, Inc., a Nevada Corporation.  The 97% net revenue interest is the result of the Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of November 30, 2009.  Under the terms of the agreement, NPX Metals, Inc. retained a 3% net smelter return royalty interest in the Coso Property, leaving a 97% net revenue interest to Green Energy.

The Coso property consists of 169 Federal unpatented lode mining claims on Bureau of Land Management ("BLM") land totaling 3,380 acres, and 800 State leased acres, in Inyo County, California.  The unpatented mining claims overlie portions of sections 12, 13, 24, 25, 26, 35, and 36 of Township 20 South, Range 37 East (Mount Diablo Base & Meridian), sections 13, 24, and 25 of Township 20 South, Range 37 1/2 East (Mount Diablo Base & Meridian), sections 1 and 12 of Township 21 South, Range 37 East (Mount Diablo Base & Meridian), and sections 6 and 7 of Township 21 South, Range 37 1/2 East (Mount Diablo Base & Meridian).  The state lease covers portions of section 6 of Township 20 South, Range 37 East (Mount Diablo Base & Meridian) and section 36 of Township 20 South, Range 37 1/2 East (Mount Diablo Base & Meridian).  To maintain the Coso mining claims in good standing, we must make annual maintenance fee payments to the BLM, in lieu of annual assessment work. These claim fees are $140.00 per claim per year, plus a recording cost of approximately $50 to Inyo County where the claims are located.  With regard to the unpatented lode mining claims, future exploration drilling at the Coso Project will require us to either file a Notice of Intent or a Plan of Operations with the BLM , depending upon the amount of new surface disturbance that is planned. A Notice of Intent is for planned surface activities that anticipate less than 5.0 acres of surface disturbance, and usually can be obtained within a 30 to 60-day time period. A Plan of Operations will be required if there is greater than 5.0 acres of new surface disturbance involved with the planned exploration work. A Plan of Operations can take several months to be approved, depending on the nature of the intended work, the level of reclamation bonding required, the need for archeological surveys, and other factors as may be determined by the BLM.

The Coso property and the surrounding region is located in an arid environment in the rain shadow of the Sierra Nevada mountains.  The property is located near the western margin of the Basin and Range province, a large geologic province in western North America characterized by generally north-south trending fault block mountain ranges separated by broad alluvial basins.  The geology of the area includes late- Jurassic granite bedrock overlain by the Coso Formation, which consists of interfingered gravels, arkosic sandstone, and rhyolitic tuff.  The Coso Formation is overlain by a series of lakebed deposits and volcanic tuffs.

Uranium mineralization at the Coso Property occurs primarily as disseminated deposits in the lower arkosic sandstone/fanglomerate member of the Coso Formation and along silicified fractures and faults within the granite.  Uranium mineralization appears to have been deposited by hydrothermal fluids moving along fractures in the granite and the overlying Coso Formation.  Mineralization is often accompanied by hematite staining, silicification, and dark staining from sulfides.  Autinite is the only positively identified uranium mineral in the area.  The main uranium anomalies are found within the basal arkose of the lower Coso Formation and the immediately adjacent granitic rocks.

Uranium exploration has been occurring in the area since the 1950s by a number of mining companies including Coso Uranium, Inc., Ontario Minerals Company, Western Nuclear, Pioneer Nuclear, Federal Resources Corp., and Union Pacific / Rocky Mountain Energy Corp.  Previous uranium exploration and prospecting on the Coso property includes geologic mapping, pitting, adits, radon cup surveys, airborne geophysics and drilling.   Our preliminary field observations of the geology and historical working appear to corroborate the historical literature.  These historical exploration programs have identified specific exploration targets on the property.  All previous work has been exploratory in nature, and no mineral extraction or processing facilities have been constructed.  The exploration activities have resulted in over 400 known exploration holes, downhole gamma log data on the drill holes, chemical assay data, and airborne radiometric surveys, and metallurgical testing to determine amenability to leaching.

The property is undeveloped, and there are no facilities or structures.  There are a number of adits and trenches from previous exploration activities, as well as more than 400 exploration drillholes.

The last major exploration activities on the Coso Property occurred during a drilling campaign in the mid-1970s.  As of March 31, 2010, we have conducted field reconnaissance and mineral sampling on the property, but have not conducted any drilling or geophysical surveys.  We plan to locate and identify the uranium anomalies targeted by previous exploration for further evaluation.  If feasible, old drill holes in prospective areas will be re-entered and logged by down-hole radiometric probes to identify zones and grades of subsurface uranium mineralization.  We are currently developing a detailed exploration plan for the Coso Property, together with budgets and timetables.

Power is available from the Mono Power Company transmission lines, which parallel U.S. highway 395.  To date, the water source had not yet been determined.

With regard to the state mineral prospecting permit, we are currently authorized to locate on the ground past drill holes, adits, trenches and pits, complete a scintilometer survey, and conduct a sampling program including a bulk sample of 1,000 pounds for leach test.  The Company is not currently authorized to conduct exploration drilling on the state mineral prospecting permit.   Future drilling on the state mineral prospecting permit will require the Company to file environmental documentation under the California Environmental Quality Act.

The Coso Property does not currently have any reserves.  All activities undertaken and currently proposed at the Coso Property are exploratory in nature.

NORTH HAIWEE
SOUTH HAIWEE
RESERVOIR
T 20 S
T 21 S
R 37 E
R 38 E
R 37 ½ E
R 38 E

NPG GROUP - 189 Unpatented Lode Mining Claims, 1 State Lease

— NPG Claim Boundary
— State Lease Boundary

MAP - 7.5' TOPO - HAIWEE RESERVOIR
- 30' x 60' - DARWIN HILLS

AMERICAN ENERGYFIELDS

LOCATION MAP
COSO URANIUM PROJECT
INYO COUNTY,
CALIFORNIA

- Coso

N
W E
S

FEBRUARY 2010

1 Mile

ARTILLERY PEAK

The Artillery Peak Property is located in western north-central Arizona near the southern edge of Mohave County. The Company’s claim group is composed of a total of 86 unpatented contiguous mining claims in Sections 22, 26, 27, 35, and 36 of Township 12 North, Range 13 West, Gila & Salt River Base & Meridian.  All of the claims lie within lands managed by the BLM.

On April 26, 2010, the Company acquired a 100% interest (minus a 4% net smelter royalty interest) in 86 unpatented lode mining claims, located in Mohave county, Arizona for $65,000 in cash and 200,000 shares of common stock.

To maintain the Artillery Peak mining claims in good standing, we must make annual maintenance fee payments to the BLM, in lieu of annual assessment work. These claim fees are $140.00 per claim per year, plus minimal per claims cost of approximately $10 to $15 per claim recording fees to Mohave County where the claims are located.

The Artillery Peak Property is subject to an agreement to pay a net smelter return royalty interest of 4%. To date, there has been no production on the Property, and no royalties are owing. The claims are not subject to any other royalties or encumbrances.

The Artillery Peak Property lies within the Date Creek Basin, which is a region well known for significant uranium occurrence.  Uranium exploration has been occurring in the Artillery Peak region since the 1950’s by a number of exploration and mining entities. Radioactivity was first discovered in the Date Creek Basin area by the U.S. Atomic Energy Commission in 1955 when a regional airborne radiometric survey was flown over the area. The Artillery Peak Property was first acquired by Jacquays Mining and first drilled in 1957. Subsequently the Property was acquired by Hecla Mining (1967), Getty Oil (1976) with a joint venture with Public Service Co of Oklahoma, Hometake Mining (1976) on adjacent properties to the south, Santa Fe Minerals (also around 1976), and Universal Uranium Limited in 2007.  As of 2007, a total of 443 exploration holes were drilled into the Artillery Peak Property area.

The Artillery Peak uranium occurrences lie in the northwest part of the Miocene-age Date Creek Basin, which extends from the east to the west in a west-southwest direction, and includes the Anderson Uranium Mine.  The uranium anomalies are found primarily within a lacustrine rock unit known as the Artillery Peak Formation.  The uranium bearing sediments are typically greenish in color and are thin-bedded to laminated, well-sorted, sandstone, siltstone and limestone.

The Company released a technical report on October 12, 2010 compliant with Canadian National Instrument 43-101 standards prepared by Dr. Karen Wenrich, an expert on uranium mineralization in the southwestern United States, and Allen Wells, who performed a mineral resource estimate (as defined by the Canadian Institute of Mining, Metallurgy and Petroleum) based on historical data and the recent 2007 data.  As recommended in the technical report, the Company expects to develop plans to conduct exploration drilling to further delineate the extent and nature of the uranium mineralization at the Artillery Peak Property.  We are currently developing a detailed exploration plan for the Artillery Peak Property, together with budgets and timetables.

Access to the p roperty is either southeast from Kingman or northwest from Wickenburg along U.S. Highway 93, then following the Signal Mountain Road (dirt) for 30 miles toward Artillery Peak. Road access within the claim block is on unimproved dirt roads that currently are in good condition.  The property is undeveloped, and there are no facilities or structures.

A power line runs northeast to southwest approximately 2 miles to the northwest of the Artillery Peak Property, and power for the Property will be tied to the national power grid. Other than that, no utilities exist on or near the Artillery Peak Project area. The transmission power line runs northwest to southeast along U.S. Highway 93, approximately 30 miles to the east.  The water supply may be provided by drilling in the thick alluvial fill and located only 2-7 miles from the perennial Big Sandy River.

The Artillery Peak Property does not currently have any reserves.  All activities undertaken and currently proposed at the Artillery Peak Property are exploratory in nature.

Aug 11, 2010
UTM NAD 27, Zone 12
Drafted by J L McNeil

Artillery Peak, Mohave County, Arizona
Claim Body

Artillery Peak
ARTILLERY
Prospect
Prospects
Well
Burro
22
23
24
26
27
28
25
34
35
36

0 400 800 12,000 16,000 m

0 1,200 2,400 3,600 4,800 6,000 ft

APClaimBody43-101.pdf

BLYTHE

The Blythe project is located in the southern McCoy Mountains in Riverside County, California approximately 15 miles west of the community of Blythe.  It consists of 66 unpatented lode mining claims (the NPG Claims) covering 1,320 acres of BLM land.

On December 24, 2009, as a result of the Exchange, we acquired a 100% interest (minus a 3% Net Smelter Return Royalty) in the Blythe Property.  Prior to our acquisition, Green Energy acquired the project on November 30, 2009.

The Blythe Property is located in an arid environment within the Basin and Range Province.  The southern McCoy Mountains are composed of Precambrian metasediments, including meta-conglomerates, grits, quartzites and minor interbedded shales.

Uranium mineralization occurs along fractures, in meta-conglomerates and in breccia zones.  Secondary uranium minerals occur on fracture surfaces and foliation planes adjacent to fine veinlets of pitchblende.  Uranium minerals include uraninite (pitchblende), uranophane, gummite and boltwoodite.  It has been reported that the uranium mineralization tends to occur in areas where finely disseminated hematite is present.

Although there are no known intrusive bodies near the property, it is believed that the uranium mineralization could be hydrothermal in origin and genetically related to an intrusive source.  If such a deep-seated intrusive body underlies the property it is possible that larger concentrations of primary uranium ore may exist at depth.

A number of companies have worked on the Blythe uranium property during the 1950s through the 1980s.  Several shipments of ore were reportedly shipped from the property.

Currently, we are still in the process of assessing the Blythe Property.

The Blythe Property does not currently have any reserves.  All activities undertaken and currently proposed at the Coso Property are exploratory in nature.

We propose to locate and re-enter as many old drill holes as possible.  These holes will be probed with geophysical instruments to determine radioactivity and uranium mineralization in the subsurface.  If these results are positive, then additional drilling and down-hole probing will be proposed.

BRECCIA PIPE PROJECT

On February 15, 2011, the Company, its wholly owned subsidiary, Green Energy, and Dr. Karen Wenrich entered into an asset purchase agreement pursuant to which Green Energy has agreed to purchase certain unpatented mining claims commonly known as the “Arizona Breccia Pipes Project” located in the Coconino and Mohave counties of Arizona only upon the occurrence of certain conditions precedent.  The consummation of the mining purchase will occur only in the event that certain actions taken by the BLM on July 20, 2009, which had the effect of withdrawing certain lands in the vicinity of the property from mineral location and entry, are terminated within five (5) years from the date of the Agreement leaving more than 50% of the total unpatented mining claims that comprise the property open to mineral location and entry.  In the event the withdrawal termination occurs that results in fewer than 50% of the total unpatented mining claims that comprise the property opened to mineral location and entry, Green Energy will have an unrestricted option to purchase the property pursuant to the terms of the agreement (the “Purchase Option”).  The Purchase Option expires 120 days from the date of the withdrawal termination.

The withdrawal is currently being studied in an Environmental Impact Statement prepared by the BLM.  The withdrawal at any time may be extended in duration and scope and there can be no assurance that the withdrawal termination will occur and that the Mining Purchase will occur.

Pursuant to the terms of the agreement, in the event of the closing, Green Energy has agreed to spend an aggregate of at least $1,500,000 in exploration and related work commitments on the Property over the course of three (3) years from the date of closing with, a promised expenditure of $250,000 within the first year of closing.  Green Energy will retain a right of first refusal for the sale of any additional properties, of which Dr. Wenrich becomes a majority owner, within a 30-mile radius of the property.

The Breccia Pipe Property does not currently have any reserves.  All activities undertaken and currently proposed at the Breccia Pipe Property are exploratory in nature.  Currently, we are still in the process of assessing the Breccia Pipe Property.

PROSPECT URANIUM

On March 17, 2011, the Company entered into Membership Interests Sale Agreements with Prospect Uranium Inc., a Nevada corporation and Gordon R. Haworth for the purchase of 51.35549% and 24.32225% of the membership interests of Secure Energy LLC, a North Dakota limited liability company.

Secure Energy’s current assets include the following:

1.	Data package including historical exploration data including drill logs, surface samples, maps, reports and other information on various uranium prospects in North Dakota.

2.
Uranium Lease Agreement with Robert Petri, Jr. and Michelle Petri dated June 28, 2007.  Location: Township 134 North, Range 100 West of the Fifth Principal Meridian.  Sec. 30: Lots 1 (37.99), 2 (38.13), 3 (38.27), 4 (38.41) and E1/2 W1/2 and SE 1/4.

3.
Uranium Lease Agreement with Robert W. Petri and Dorothy Petri dated June 28, 2007.  Location: Township 134 North, Range 100 West of the Fifth Principal Meridian.  Sec. 30: Lots 1 (37.99), 2 (38.13), 3 (38.27), 4 (38.41) and E1/2 W1/2 and SE 1/4.

4.
Uranium Lease Agreement with Mark E. Schmidt dated November 23, 2007.  Location: Township 134 North, Range 100 West of the Fifth Principal Meridian.  Sec. 31: Lots 1 (38.50), 2 (38.54), 3 (38.58), 4 (38.62) and E1/2 W1/2, W1/2NE1/4, SE 1/4.

The Prospect Uranium Property does not currently have any reserves.  All activities undertaken and currently proposed at the Prospect Uranium Property are exploratory in nature.  Currently, we are still in the process of assessing the Prospect Uranium Property.

Competition

We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the claims.  Readily available commodities markets exist in the U.S. and around the world for the sale of minerals. Therefore, we will likely be able to sell minerals that we are able to recover.  We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to secure them.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the United States generally. We will also be subject to the regulations of the Bureau of Land Management (“BLM”).

We are required to pay annual maintenance fees to the BLM to keep our Federal lode mining claims in good standing. The maintenance period begins at noon on September 1st through the following September 1st and payments are due by the first day of the maintenance period.  The annual fee is $140 per claim.

Future exploration drilling on any of our properties that consist of BLM land will require us to either file a Notice of Intent or a Plan of Operations with the BLM, depending upon the amount of new surface disturbance that is planned. A Notice of Intent is for planned surface activities that anticipate less than 5.0 acres of surface disturbance, and usually can be obtained within a 30 to 60-day time period. A Plan of Operations will be required if there is greater than 5.0 acres of new surface disturbance involved with the planned exploration work. A Plan of Operations can take several months to be approved, depending on the nature of the intended work, the level of reclamation bonding required, the need for archeological surveys, and other factors as may be determined by the BLM.  For the properties located in Arizona, permits to drill are also required from the Arizona Department of Water Resources (ADWR).

Research and Development

We have not expended funds for research and development costs since inception.

Employees

As of May 2, 2011, we had 11 full-time employees and 2 part-time employees.   We believe our employee relations to be good.  One employee is considered a member of the executive management.

Legal Proceedings

From time to time, we may become involved in litigation relating to claims arising out of our operations in the normal course of business. Except as described below, we are not currently involved in any pending legal proceeding or litigation and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject, which would reasonably be likely to have a material adverse effect on our business, financial condition and operating results.

MANAGEMENT

Set forth below is certain information regarding our executive officers and directors. Each of the directors listed below was elected to our board of directors to serve until our next annual meeting of stockholders or until his successor is elected and qualified. All directors hold office for one-year terms until the election and qualification of their successors. The following table sets forth information regarding the members of our board of directors and our officers.

Name	Age	Positions with the Company
Joshua Bleak	30	Chief Executive Officer, President and Director
David Lieberman	66	Acting Chief Financial Officer
Bill Allred	74	Director
Daniel Bleak	54	Director

Biographies

Joshua Bleak, Chief Executive Officer, President and Director

Mr. Bleak has been our director and Chief Executive Officer, President, Treasurer and Secretary since December 24, 2009. From December 24, 2009 to February 1, 2010, Mr. Bleak also served as our Chief Financial Officer. Since May 2009, he has served as the President and a director of Southwest Exploration Inc., an exploration and mining company. Since October 2008, he has served as the President and director of North American Environmental Corp., a consulting company to exploration companies. From February 2007 to September 2008, he served as Manager of NPX Metals, Inc., an exploration and mining company. Since January 2005 he has served as Secretary and a director of Pinal Realty Investments Inc., a real estate development company.   Since January 11, 2011, Mr. Bleak has served as Chief Executive Officer and Director of Passport Potash, Inc.  Mr. Bleak’s qualification to serve on our Board of Directors is based on his experience in the mining industry in general.

David Lieberman, Acting Chief Financial Officer

Mr. Lieberman has been our acting Chief Financial Officer since February 1, 2010 and has been a Certified Public Account with professional experience dating back to 1970.  From January 2008 to the present, Mr. Lieberman has served as Director and CFO for Datascension, Inc., a publicly traded company with revenues in excess $20 million.  From August 2007 to December 2007, Mr. Lieberman served as a consultant to Datascension, Inc.   From October, 2006 to September, 2007 Mr. Lieberman served as Director, COO, and CFO for Dalrada Financial Corporation.  He consulted for John Goyak & Associates from December 2002 until June 30, 2003 when he accepted the position as CFO effective July 1, 2003 and resigned September 30, 2006.  John Goyak & Associates is a privately held company that provides consulting services to the aerospace industry.  Mr. Lieberman graduated from University of Cincinnati with a BBA in 1967.

Bill Allred, Director

Mr. Allred has worked as a certified public account with his own private accounting practice, Billie J. Allred, CPA, from 1979 to the present.  Mr. Allred has served as the Deputy Auditor general for the state of Arizona from 1976 to 1979 and was an audit manager in the Los Angeles and Phoenix offices of Ernst & Young from 1958 to 1968.  Mr. Allred received his Bachelor of Science Degree in Accounting from Brigham Young University in 1958 and his A.A. Degree in Business from Eastern Arizona College in 1956.  Based on the foregoing, Mr. Allred was chosen to serve as a director.

Daniel Bleak, Director

Daniel Bleak has served on the board of directors and as an officer on a number of mining, mineral exploration, and real estate companies.  He has served a director of Southwest Exploration, Inc. since 2009, as President and Director of Pinal Realty Investments, Inc. since 2006, as President and a Director of NPX Metals, Inc., a resource acquisition company, since 2006, and as President and Director of Black Mountain Mining Company since 2000.  Mr. Bleak has 30 years of experience in mineral exploration and development and has managed a broad range of exploration projects throughout North America, has discovered several producing mineral deposits, and has been instrumental in developing the current market for decorative rock and industrial materials in the southwestern U.S.  Mr. Bleak was chosen to serve as a director based on his general industry knowledge.

Family Relationships

Daniel Bleak, our director, is the father of Joshua Bleak, our Chief Executive Officer and director.

Director or Officer Involvement in Certain Legal Proceedings

Our directors and executive officers were not involved in any legal proceedings as described in Item 401(f) of Regulation S-K in the past ten years.

Directors’ and Officers’ Liability Insurance

We have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures us against losses, which we may incur in indemnifying our officers and directors. In addition, we have entered into indemnification agreements with key officers and directors and such persons shall also have indemnification rights under applicable laws, and our articles of incorporation and bylaws.

Corporate Governance

Meetings and Committees of the Board of Directors

Our Board of Directors did not hold any formal meeting during the period from inception (November 23, 2009) to March 31, 2010 or for the year ended March 31, 2011.

We currently do not maintain any committees of the Board of Directors. Given our size and the development of our business to date, we believe that the board through its meetings can perform all of the duties and responsibilities which might be contemplated by a committee.  Our board of directors is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee, in the near future. We intend to appoint such persons to the committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek listing on a national securities exchange, and we are under no obligation to do so.

Except as may be provided in our bylaws, we do not currently have specified procedures in place pursuant to which whereby security holders may recommend nominees to the Board of Directors.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in the best interests of the Company and its shareholders to separate these roles.  Mr. Bleak has served as our Chief Executive Officer since the Exchange.  Randall Reneau served as Chairman from March 19, 2010 until his resignation on November 9, 2010.  We have not filled the position of Chairman since Mr. Reneau’s resignation. We believe it is in the best interest of the Company to have the Chairman and Chief Executive Officer roles separated because it allows us to separate the strategic and oversight roles within our board structure.

Our Board of Directors is primarily responsible for overseeing our risk management processes.  The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The Board of Directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the Board’s appetite for risk. While the Board oversees our company, our company’s management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.

Director Independence

We currently have three directors serving on our Board of Directors, Mr. Joshua Bleak, Mr. Daniel Bleak and Mr. Bill Allred.  We are not a listed issuer and, as such, are not subject to any director independence standards.  Using the definition of independence set forth in the rules of the NYSE AMEX, Mr. Allred and Mr. Daniel Bleak would be considered an independent director of the Company.

Code of Ethics

We have not yet adopted a Code of Ethics although we expect to as we develop our infrastructure and business.

Board Diversity

While we do not have a formal policy on diversity, our Board considers diversity to include the skill set, background, reputation, type and length of business experience of our Board members as well as a particular nominee’s contributions to that mix.  Although there are many other factors, the Board seeks individuals with experience on public company boards as well as experience with advertising, marketing, legal and accounting skills.

Board Assessment of Risk

Our risk management function is overseen by our Board.  Our management keeps our Board apprised of material risks and provides our directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect the Company, and how management addresses those risks.  Mr. Joshua Bleak, a director and our chief executive officer works closely together with the Board once material risks are identified on how to best address such risk.  If the identified risk poses an actual or potential conflict with management, our independent directors may conduct the assessment. The Board focuses on these key risks and interfaces with management on seeking solutions.

EXECUTIVE COMPENSATION

The following information is related to the compensation paid, distributed or accrued by us for the year ended March 31, 2011 and the period from inception (November 23, 2009) through March 31, 2010 to our chief executive officer (principal executive officer) and the two other most highly compensated executive officers serving at the end of the last fiscal year whose compensation exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table

Name and principal position	Fiscal Year	Salary ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Joshua Bleak(3)	2010	--	-	-	24,000 (1)	24,000
CEO	2011	150,177	-	-	-	150,177

David Lieberman(4)	2010	-	-	-	15,000(2)	15,000
Acting CFO	2011	-	-	-	60,000 (2)	60,000

Julie Carter(5)	2010	-	-	-	-	-

(1)   Paid to Mr. Bleak in consideration for his services as Chief Executive Officer

(2)   Paid as a consulting fee pursuant to Mr. Lieberman’s consulting agreement dated February 1, 2010.

(3)   Joshua Bleak was the Chief Executive Officer of Green Energy Fields, Inc. and was appointed the Chief Executive Officer  and Chief Financial Officer of American Energy Fields, Inc on December 24, 2009. Mr. Bleak resigned as the Chief Financial Officer of American Energy Fields, Inc. on February 1, 2010.

(4)    David Lieberman was appointed acting Chief Financial Officer on February 1, 2010.

(5) Julie Carter resigned from her positions as Chief Executive Officer and Chief Financial Officer of American Energy Fields, Inc. on December 24, 2009.

Named Executive Officer Compensations

On February 1, 2010, we entered into a consulting agreement with David Lieberman, pursuant to which he would serve as our acting Chief Financial Officer in consideration for $5,000 per month.

Equity Compensation Plan Information

The following chart reflects the number of stock options and shares of restricted stock available for future grants under our incentive plan.

Plan	Number Authorized	Number Remaining

2010 Equity Incentive Plan	7,500,000	4,400,000

On April 1, 2010, shareholders representing a majority of the voting shares of the Company approved the 2010 Equity Incentive Plan (the “Plan”) and reserved 7,500,000 shares of Common stock for issuance pursuant to awards under the Plan. The Plan is intended as an incentive, to retain in the employ of, and as directors, officers, consultants, advisors and employees of the Company, persons of training, experience and ability, to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries. Under the Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, stock appreciation rights, performance shares, restricted stock and long term incentive awards. The Plan is administered by the Compensation Committee of our Board.

Securities Authorized for Issuance under Equity Compensation Plans

As of March 31, 2010, our Board of Directors had not adopted any plan to issue stock options to employees, service providers or directors. On April 1, 2010, we adopted our 2010 Equity Incentive Plan which reserved 7,500,000 shares of our common stock for issuances thereunder.

Outstanding Equity Awards at Fiscal Year End

As of March 31, 2010, our Board of Directors had not adopted any plan to issue stock options to employees, service providers or directors. On April 1, 2010, we adopted our 2010 Equity Incentive Plan which reserved 7,500,000 shares of our common stock for issuances thereunder.

We did not grant stock options to our executive officers during the fiscal year ended March 31, 2010. No executive exercised any stock options during the fiscal year 2010.

Director Compensation

Mr. Reneau, in consideration for his services as the Chairman of our Board of Directors, receives a monthly cash payment of $3,000.  Mr. Reneau is also entitled to receive an aggregate of 350,000 restricted shares of our common stock as well as an aggregate of 750,000 options to purchase shares of our common stock at a per share strike price of $0.15, which vests equally every six months for a period of thirty (30) months.  Mr. Reneau resigned from his position as chairman of the board on November 9, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since our formation on November 23, 2009, there has not been, and there is not currently proposed any transaction or series of similar transactions in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and in which any related person, including any director, executive officer, holder of more than 5% of our capital stock during such period, or entities affiliated with them, had a material interest, other than as described in the transactions set forth below.

On November 30, 2009, Green Energy entered into an agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations with CPX Uranium, Inc. and NPX Metals, Inc. for the purchase of certain mining assets in consideration for 2,000,000 shares of Green Energy’s common stock (which was exchanged for 2,000,000 shares of our common stock upon the closing of the Exchange) and a cash payment of $209,000.  Daniel Bleak, our director and the father of Joshua Bleak, our Chief Executive Officer, is the President of NPX Metals, Inc.  Randall Reneau, the former chairman of our board of directors, previously served as an independent director of NPX Metals, Inc. from 2008 to 2009.

On December 3, 2010, in connection with the Private Placement, we sold an aggregate of $100,000 worth of units to Joshua Bleak, our Chief Executive Officer and Daniel Bleak, our director.

Review, Approval or Ratification of Transactions with Related Parties

The Company will present all possible transactions between us and the Company’s officers, directors or 5% shareholders, and the Company’s affiliates to the Board of Directors for their consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of May 2, 2011 regarding the beneficial ownership of our Common stock by (i) each person or entity who, to our knowledge, owns more than 5% of our Common stock; (ii) our Named Executive Officers; (iii) each director and, (iv) all of our Named Executive Officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o American Energy Fields, Inc., 3266 W. Galveston Drive, #101, Apache Junction, AZ 85120.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
Joshua Bleak (2)	2,425,000	2.56
David Lieberman (3)	100,000	*
Daniel Bleak (4)	3,550,000	3.7
Bill Allred (5)	30,000	*
All directors and executive officers as a group (4 persons)	6,055,000	6.37

*    Less than 1%.
(1)
Applicable percentages are based on 94,119,018 shares outstanding as of May 2, 2011.  Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities.  A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options or otherwise.  Shares of Common stock subject to options and warrants currently exercisable, or exercisable within 60 days after May 2, 2011, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.

(2)
Joshua Bleak is the President, Chief Executive Officer and Director of the Company.  Includes 1,925,000 shares of common stock, warrants to purchase 100,000 shares of common stock with an exercise price of $0.50 per share and options to purchase 400,000 shares of the Company’s common stock at an exercise price of $0.25 per share.  Does not include 600,000 options that have not yet vested.

(3)
David Lieberman is the Chief Financial Officer of the Company.  Includes options to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.25 per share.  Does not include options to purchase 150,000 shares of common stock that have not yet vested.

(4)
Daniel Bleak is a Director of the Company.  Includes 3,050,000 shares of common stock, warrants to purchase 100,000 shares of common stock with an exercise price of $0.50 per share and options to purchase 400,000 shares of the Company’s common stock at an exercise price of $0.25 per share.  Does not include 600,000 options that have not yet vested.

(5)
Bill Allred is a Director of the Company.  Includes options to purchase 30,000 shares of the Company’s common stock at an exercise price of $0.25 per share.  Does not include options to purchase 120,000 shares of common stock that have not yet vested.

SELLING STOCKHOLDERS

Up to 72,281,526 shares of Common stock are being offered by this prospectus, all of which are being registered for sale for the accounts of the selling security holders and include the following:

•	(i) 36,140,763 shares of our Common stock issued to investors in the Private Placement; and
•	(ii) 36,140,763 shares of Common stock underlying the Warrants issued to investors in the Private Placement

Each of the transactions by which the selling stockholders acquired their securities from us was exempt under the registration provisions of the Securities Act. We received gross proceeds of $18,070,381.50 from the closing of the Private Placement.

The shares of Common stock referred to above are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. We may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

The table below sets forth certain information regarding the selling stockholders and the shares of our Common stock offered by them in this prospectus. None of the selling stockholders have had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of Common stock set forth opposite such person’s name.

Beneficial ownership is determined in accordance with the rules of the SEC. Each selling stockholder’s percentage of ownership of our outstanding shares in the table below is based upon 94,119,018 shares of Common stock outstanding as of May 2, 2011.

	Ownership Before Offering				After Offering (1)
Selling Stockholder	Number of Shares of Common stock Beneficially Owned		Number of Shares Offered		Number of Shares of Common stock Beneficially Owned	Percentage of Common stock Beneficially Owned

Joshua Bleak	2,425,000	(2)	200,000	(2)	2,225,000	2.4%
Daniel Bleak	3,550,000	(3)	200,000	(3)	3,330,000	3.5%
Million Win Investments (HK) Limited.	6,000,000	(4)	6,000,000	(4)	0	0%
Infinity Holdings, Inc.	4,000,000	(5)	4,000,000	(5)	0	0%
GRQ Consultants, Inc. 401K	201,666	(6)	201,666	(6)	0	0%
Andrew Schwartz	400,000	(7)	400,000	(7)	0	0%
Sheldon Finkel	325,000	(8)	300,000	(8)	25,000	*
Lerner Family Trust	300,000	(9)	300,000	(9)	0	0%
Yogesh Pandey	2,000,000	(10)	2,000,000	(10)	0	0%
Perry M. Gandelman.	100,000	(11)	100,000	(11)	0	0%
Jeffrey J. McLaughlin	100,000	(12)	100,000	(12)	0	0%
Frank Lloyd Kramer	160,000	(13)	160,000	(13)	0	0%
Morgan Keegan & Co., Inc. Cust FBO Robert S. Colman IRA	800,000	(14)	800,000	(14)	0	0%
Richard V. Aghababian	400,000	(15)	400,000	(15)	0	0%
Sal Latorraca	60,000	(16)	60,000	(16)	0	0%
Holmes Revocable Trust	200,000	(17)	200,000	(17)	0	0%
Cranshire Capital LP	945,000	(18)	470,000	(18)	475,000	*
Freestone Advantage Partners, LP	60,000	(19)	30,000	(19)	30,000	*
C. James Jensen	2,400,000	(20)	400,000	(20)	2,000,000	2.1%
Chestnut Ridge Partners LP	800,000	(21)	800,000	(21)	0	0%
Brio Capital LP	800,000	(22)	800,000	(22)	0	0%
Crypto Corporation	160,000	(23)	160,000	(23)	0	0%
Rig III Fund Ltd.	7,600,000	(24)	7,600,000	(24)	0	0%
E and P Fund Ltd.	6,200,000	(25)	6,200,000	(25)	0	0%
Banque Degroof ref. IGNI Progress Global	600,000	(26)	600,000	(26)	0	0%
Henricus P. Beekwilder Family Revocable Trust	480,000	(27)	480,000	(27)	0	0%
Dharma Natural Resources Fund	1,800,000	(28)	1,800,000	(28)	0	0%
IFM AG as Trustee of A.C. Nuclear Opportunities Fund	60,000	(29)	60,000	(29)	0	0%
Mere Lane Investment Fund LP	200,000	(30)	200,000	(30)	0	0%
Kingsbrook Opportunities Master Fund LP	800,000	(31)	800,000	(31)	0	0%
A.I. International Corporate Holdings, Ltd.	399,900	(32)	399,900	(32)	0	0%
Hugh Cohen	100,000	(33)	100,000	(33)	0	0%
Frost Gamma Investments Trust	8,000,000	(34)	8,000,000	(34)	0	0%

	Ownership Before Offering				After Offering (1)
Seller Stockholder	Number of Shares of Common stock Beneficially Owned		Number of Shares Offered		Number of Shares of Common stock Beneficially Owned	Percentage of Common stock Beneficially Owned
Iroquois Master Fund Ltd.	800,000	(35)	400,000	(35)	400,000	*
Next View Capital LP	1,600,000	(36)	1,600,000	(36)	0	0%
Haus Capital Fund, LP	400,000	(37)	400,000	(37)	0	0%
Rice Opportunity Fund LLC	1,200,000	(38)	1,200,000	(38)	0	0%
Hartz Capital Investments LLC	1,000,000	(39)	1,000,000	(39)	0	0%
Empery Asset Master Ltd.	1,000,000	(40)	1,000,000	(40)	0	0%
Gemini Master Fund Ltd.	600,000	(41)	600,000	(41)	0	0%
AQR Funds-AQR Diversified Arbitrage Fund	3,180,552	(42)	3,180,552	(42)	0	0%
AQR Opportunistic Premium Offshore Fund LP	317,136	(43)	317,136	(43)	0	0%
CNH Diversified Opportunities Master Account, LP	188,636	(44)	188,636	(44)	0	0%
Advanced Series Trust-AST Academic Strategies Asset Allocation Portfolio	313,676	(45)	313,676	(45)	0	0%
JGB Capital LP	100,000	(46)	100,000	(46)	0	0%
Anson Investments Master Fund LP	2,000,000	(47)	2,000,000	(47)	0	0%
Robert Hackel	120,000	(48)	120,000	(48)	0	0%
Jeffrey McLaughlin Rollover IRA PFS/Custodian	60,000	(49)	60,000	(49)	0	0%
Pierre de Loes	400,000	(50)	400,000	(50)	0	0%
Midsummer Ventures, LP	1,000,000	(51)	1,000,000	(51)	0	0%
Muse Global Master Fund Ltd.	800,000	(52)	800,000	(52)	0	0%
Integrated Risk Resources	400,000	(53)	400,000	(53)	0	0%
Canal Street Energy Partners	60,000	(54)	60,000	(54)	0	0%
Anthony N. Kamin	100,000	(55)	100,000	(55)	0	0%
Alpha Nexus Partner	100,000	(56)	100,000	(56)	0	0%
Andersen Bernard	1,020,000	(57)	1,020,000	(57)	0	0%
Macquarie Private Wealth ITF Ronald Milner	300,000	(58)	300,000	(58)	0	0%
Christian Strigl	100,000	(59)	100,000	(59)	0	0%
David Holbrooke	200,000	(60)	200,000	(60)	0	0%
Eileen & Anthony DiBenedetto	200,000	(61)	200,000	(61)	0	0%
Toshiharu Saito	4,600,000	(62)	4,600,000	(62)	0	0%
Yoshiharu Uchida	4,600,000	(63)	4,600,000	(63)	0	0%
Greatland Investments Ltd.	800,000	(64)	800,000	(64)	0	0%
P.J. Kletas & Associates Inc.	99,960	(65)	99,960	(66)	0	0%
Kam Por Cheng	400,000	(66)	400,000	(66)	0	0%
JGB Capital Offshore Ltd.	100,000	(67)	100,000	(67)	0	0%
SAMC LLC	200,000	(68)	200,000	(68)	0	0%
Total	--		72,281,526		--	--

___________

(1)
Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) no other shares of our Common stock are acquired or sold by the selling stockholders prior to completion of this offering. However, the selling stockholders may sell all, some or none of the shares offered pursuant to this prospectus and may sell other shares of our Common stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144. To our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering or otherwise.

(2)
Includes 1,825,000 shares of common stock, options to purchase 400,000 shares of common stock, 100,000 shares of common stock being offered by this prospectus and 100,000 shares of common stock underlying warrants being offered by this prospectus that were received in the Private Placement.

(3)
Includes 2,950,000 shares of common stock, options to purchase 400,000 shares of common stock, 100,000 shares of common stock being offered by this prospectus and 100,000 shares of common stock underlying warrants being offered by this prospectus that were received in the Private Placement.

(4)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Aiki Kobayashi may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(5)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Tetsuya Imamura may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(6)
Represents shares of common stock and shares of common stock underlying warrants being offered by this prospectus that were received in the Private Placement.  Barry Honig may be deemed to have voting and dispositive power over the securities owned by GRQ Consultants, Inc. 401K.

(7)	Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.

(8)
Includes 25,000 shares of common stock, 150,000 shares of common stock being offered by this prospectus and 150,000 shares of common stock underlying warrants being offered by this prospectus that were received in the Private Placement.

(9)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement. Richard A. Lerner may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(10)	Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.

(11)	Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.

(12)	Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.

(13)	Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement

(14)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Robert S. Colman may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(15)	Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement

(16)	Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement

(17)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement. Gordon L. Holmes may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(18)
Includes 237,500 shares of common stock, warrants to purchase 237,500 shares of common stock, 235,000 shares of common stock being offered by this prospectus and 235,000 shares of common stock underlying warrants being offered by this prospectus that were received in the Private Placement.  Downsview Capital, Inc. (“Downsview”) is the general partner of Cranshire Capital, L.P. (“Cranshire”) and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview. As a result of the foregoing, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares of common stock beneficially owned by Cranshire.

(19)
Includes 15,000 shares of common stock, warrants to purchase 15,000 shares of common stock, 15,000 shares of common stock being offered by this prospectus and 15,000 shares of common stock underlying warrants being offered by this prospectus that were received in the Private Placement.  Downsview Capital, Inc. (“Downsview”) is the investment manager for a managed account of Freestone Advantage Partners, LP and consequently has voting control and investment discretion over securities held in such account. Mitchell P. Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview. As a result, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares held in such account which are being registered hereunder.

(20)
Includes 1,000,000 shares of common stock, warrants to purchase 1,000,000 shares of common stock, 200,000 shares of common stock being offered by this prospectus and 200,000 shares of common stock underlying warrants being offered by this prospectus that were received in the Private Placement.

(21)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Kenneth Pasternak may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(22)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Shaye Hirsch may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(23)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Evelyn Cann may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(24)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Christian Naville may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(25)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Christian Naville  may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(26)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Alain Devresse may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(27)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Henricus P. Beekwilder may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(28)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Jean Francois Campos may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(29)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Michael Oehry may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(30)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Hugh Cohen may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(31)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities.   Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities.  KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners.   Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC.   Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities.

(32)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Rima Salam may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(33)	Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.

(34)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Phillip Frost MD may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(35)
Includes 200,000 shares of common stock, warrants to purchase 200,000 shares of common stock, 200,000 shares of common stock being offered by this prospectus and 200,000 shares of common stock underlying warrants being offered by this prospectus that were received in the Private Placement.  Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund, Ltd (“IMF”).  Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF.  As managing members of Iroquois Capital, Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to IMF.  As a result of the foregoing, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by IMF. Notwithstanding the foregoing, Mr. Silverman and Mr. Abbe disclaim such beneficial ownership.

(36)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Stewart R. Fink may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(37)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  William P. Haus may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(38)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Mark Rice may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(39)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Ryan M. Lane may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(40)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Ryan M. Lane may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(41)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Steven Winters may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(42)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  CNH Partners, LLC, as the sub-advisor of AQR Funds-AQR Diversified Arbitrage Fund, has discretionary voting and investment authority over the shares owned by AQR Funds-AQR Diversified Arbitrage Fund.  CNH Partners, LLC is controlled indirectly by Todd Pulvino and Mark Mitchell.  Accordingly, Todd Pulvino and Mark Mitchell may be deemed to share voting and investment authority over the shares owned by AQR Funds-AQR Diversified Arbitrage Fund.

(43)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  CNH Partners, LLC, as the sub-advisor of AQR Opportunistic Premium Offshore Fund, L.P., has discretionary voting and investment authority over the shares owned by AQR Funds-AQR Diversified Arbitrage Fund.  CNH Partners, LLC is controlled indirectly by Todd Pulvino and Mark Mitchell.  Accordingly, Todd Pulvino and Mark Mitchell may be deemed to share voting and investment authority over the shares owned by AQR Opportunistic Premium Offshore Fund, L.P.

(44)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  CNH Partners, LLC, as the sub-advisor of CNH Diversified Opportunities Master Account, L.P., has discretionary voting and investment authority over the shares owned by AQR Funds-AQR Diversified Arbitrage Fund.  CNH Partners, LLC is controlled indirectly by Todd Pulvino and Mark Mitchell.  Accordingly, Todd Pulvino and Mark Mitchell may be deemed to share voting and investment authority over the shares owned by CNH Diversified Opportunities Master Account, L.P.

(45)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  CNH Partners, LLC, as the sub-advisor of AST Academic Strategies Asset Allocation Portfolio, has discretionary voting and investment authority over the shares owned by AQR Funds-AQR Diversified Arbitrage Fund.  CNH Partners, LLC is controlled indirectly by Todd Pulvino and Mark Mitchell.  Accordingly, Todd Pulvino and Mark Mitchell may be deemed to share voting and investment authority over the shares owned by AST Academic Strategies Asset Allocation Portfolio.

(46)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Brett Cohen may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(47)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Moez Kassam may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(48)	Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.

(49)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Jeffrey McLaughlin may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(50)	Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.

(51)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Michel Amsalem and Joshua Thomas may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(52)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Richard Hazlewood may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(53)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Stuart Farber may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(54)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Michael Mezzapelle may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(55)	Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.

(56)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Anthony Kamin may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(57)	Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.

(58)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Ronald Milner may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(59)	Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.

(60)	Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.

(61)	Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.

(62)	Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.

(63)	Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.

(64)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Bernard Pouliot may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(65)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Panagiotis J. Kletas may be deemed to have voting and dispositive power over the securities owned by this stockholder.

(66)	Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.

(67)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Brett Cohen may be deemed to have voting and dispositive power over the securities owned by this stockholder

(68)
Represents shares of common stock and shares of common stock underlying warrants issued in the Private Placement.  Brett Cohen may be deemed to have voting and dispositive power over the securities owned by this stockholder

DESCRIPTION OF SECURITIES

Authorized and Outstanding Capital Stock

We have authorized 225,000,000 shares of capital stock, par value $0.0001 per share, of which 200,000,000 are shares of Common stock and 25,000,000 are shares of Preferred Stock.

As of May 2, 2011, we had the following issued and outstanding securities on a fully diluted basis:

•	94,119,018 shares of Common stock;
•	No shares of preferred stock;
•	Two year warrants to purchase 4,650,000 shares of Common stock at an exercise price of $0.40 per share were issued to investors in a private placement on December 24, 2009;
•	Five year warrants to purchase 43,308,749 shares of Common stock at an exercise price of $0.50 per share were issued to investors and placement agents in the Private Placement; and

•	Options to purchase 3,100,000 shares of Common stock at an exercise price of $0.25 per share.
Common Stock

The holders of our Common stock are entitled to one vote per share. In addition, the holders of our Common stock will be entitled to receive ratably dividends, if any, declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our Common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our Common stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our Common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our board of directors will be authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Warrants

We issued two warrants to purchase 4,650,000 shares of our common stock, at an exercise price of $0.40 per share to investors in a private placement dated December 24, 2009. Prior to exercise, the warrants do not confer upon holders any voting or any other rights as a stockholder. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we may, in our discretion, upon exercise, round up to the nearest whole number the number of shares of our Common stock to be issued to the warrant holder or otherwise equitably adjust the exercise amount and exercise price per share.

We issued five year warrants to purchase an aggregate of 43,308,749 shares of our common stock to investors and placements agents in the Private Placement, at an exercise price of $0.50 per share.  Prior to exercise, the warrants do not confer upon holders any voting or any other rights as a stockholder. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we may, in our discretion, upon exercise, round up to the nearest whole number the number of shares of our Common stock to be issued to the warrant holder or otherwise equitably adjust the exercise amount and exercise price per share.

Options

As of May 2, 2011, we have granted options to purchase an aggregate of 3,100,000 shares of our Common stock, pursuant to our 2010 Equity Incentive Plan. See “Executive Compensation – Equity Compensation Plan Information — 2010 Equity Incentive Plan.”

Registration Rights and Further Registration Statements

We have agreed to file a “resale” registration statement with the Securities and Exchange Commission (“SEC”) covering all shares of our common stock included within the units sold in the Private Placement, on or before May 3, 2011 (the “Filing Date”). We have agreed to maintain the effectiveness of the registration statement from the effective date until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. We have agreed to use its reasonable best efforts to have the registration statement declared effective within 120 days (the “Effectiveness Deadline”).

We are obligated to pay to investors a fee of 1% per month of the investors’ investment, payable in cash, for every thirty (30) day period up to a maximum of 6%, (i) following the Filing Date that the registration statement has not been filed and (ii) following the Effectiveness Deadline that the registration statement has not been declared effective; provided, however, that we shall not be obligated to pay any such liquidated damages if we are unable to fulfill our registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, provided the we register at such time the maximum number of shares of common stock permissible upon consultation with the staff of the SEC.  Furthermore, if we are unable to fulfill its registration obligations as a result of actions taken by the SEC pursuant to its authority with respect to “Rule 415”, each investor will have the right to decide which securities received by the investor in the Private Placement held by such investor, will be registered on such registration statement.

Immediately after the offering, holders of 36,140,763 shares of our common stock and warrants underlying 36,140,763 shares of our Common stock, all acquired in the December 2010 Private Placement, became entitled to certain rights with respect to the registration of those shares under the Securities Act. After such registration, these shares of our Common stock will become freely tradable without restriction under the Securities Act. These sales could have a material adverse effect on the prevailing market price of our Common stock.

Transfer Agent

Our transfer agent is Action Stock Transfer Corp., 7069 S. Highland Dr., Suite 300, Salt Lake City, UT 84121.

Future Stock Issuances

During the period from the date of the closing date of the Private Placement for a period of twenty four (24) months (the "Adjustment Period"), in the event the Company issues or grants any shares of Common stock or any warrants or other convertible securities pursuant to which shares of Common stock may be acquired at a per share price (a "Lower Price") less than $0.50 (subject to certain customary exceptions, including where shares are issued in connection with employment arrangements or business combinations in which a portion of the consideration may be payable in shares or convertible securities with a business in substantially the same line of business as the Company), then the Company shall promptly issue additional shares of Common stock ("Ratchet Shares") to the investors in the Private Placement in an amount sufficient that the subscription price paid by such investors in the Private Placement, when divided by the total number of shares of Common stock issued to such investor (shares included in the purchased units plus any Ratchet Shares issuable or previously issued under this provision), will result in an effective price paid by the investor per share of Common stock equal to such lower price.

Changes in and Disagreements with Accountants

None.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, as amended, authorizes us to Indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Our Amended and Restated Certificate of Incorporation contains provisions relating to the indemnification of director and officers and our By-Laws extend such indemnities to the full extent permitted by Delaware law. We may also purchase and maintain insurance for the benefit of any director or officer, which may cover claims for which we could not indemnify such persons.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

This prospectus includes 36,140,763 shares of common stock and 36,140,763 shares of common stock underlying warrants offered by the selling stockholders, including shares offered by Jeffrey McLaughlin, Jeffrey McLaughlin Rollover IRA PFS Custodian and Robert Hackel, all affiliates of broker-dealers.  Jeffrey McLaughlin, Jeffrey McLaughlin Rollover IRA PFS Custodian and Robert Hackel purchased their securities in the ordinary course of business and, at the time of the purchase of the securities to be resold, did not have any agreement or understanding, directly or indirectly, with any person to distribute the securities.

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the over-the-counter market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, they will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933, as amended).

LEGAL MATTERS

Sichenzia Ross Friedman and Ference LLP (“SRFF”), New York, New York, will pass upon the validity of the shares of our Common stock to be sold in this offering.

EXPERTS

The financial statements as of March 31, 2010 and for the period beginning November 23, 2009 (inception) and ending March 31, 2010, included in this prospectus have been audited by KBL, LLP, an independent registered public accounting firm as set forth in their report, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act with respect to our shares of Common stock offered by this prospectus. The registration statement contains additional information about us and the shares of Common stock that we are offering in this prospectus.

We file annual, quarterly and current reports and other information with the SEC under the Exchange Act.  You may request a copy of those filings, excluding exhibits, from us at no cost. These requests should be addressed to us at: Joshua Bleak, President and Chief Executive Officer, American Energy Fields, Inc., 3266 W. Galveston Drive, Suite 101 Apache Junction, Arizona 85120. Our telephone number is 480-288-6530. The public may read and copy any materials filed by the Company with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at www.sec.gov. The contents of these websites are not incorporated into this filing by reference. Further, the Company’s references to the URLs for these websites are intended to be inactive textual references only.

AMERICAN ENERGY FIELDS, INC.
(a development stage company)

Report of Independent Registered Public Accounting Firm

To the Board of Directors
American Energy Fields, Inc.
Apache Junction, AZ

We have audited the accompanying balance sheet of American Energy Fields, Inc. (An Exploration Stage Company) as of March 31, 2010, and the related statements of operations, changes in stockholders' (deficit) equity, and cash flows for the period November 23, 2009 (Inception) through March 31, 2010.. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Energy Fields, Inc. as of March 31, 2010, and the results of its operations and cash flows for the period November 23, 2009 (Inception) through March 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note # 5 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note # 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/KBL, LLP
New York, NY

July 8, 2010

AMERICAN ENERGY FIELDS, INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEET

AUDITED
3/31/2010

ASSETS

Current assets:
Cash	$962,392
Prepaid legal fees	18,000
Total current assets	980,392

Mining rights	209,200

Total Assets	$1,189,592

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$3,058
Total liabilities	3,058

Stockholders' Equity:
Preferred stock, $.0001 par value, 25,000,000 shares
authorized: no shares issued and outstanding	-
Common stock, $.0001 par value, 200,000,000 shares
authorized: 50,528,255 issued and outstanding
at March 31, 2010	5,053
Additional paid-in capital	1,428,826
Common stock, $.0001 par value, 350,000 shares to
be issued at March 31, 2010	49,000
Accumulated deficit	(296,345)
Total stockholders' equity	1,186,534

Total liabilities and stockholders' equity	$1,189,592

AMERICAN ENERGY FIELDS, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF OPERATIONS

PERIOD FROM INCEPTION
NOVEMBER 23, 2009 TO
MARCH 31, 2010
AUDITED

Revenues	$-

Expenses
General and administrative	248,382
Directors' compensation	49,000
Total general and administrative	297,382

Other expenses (income)
Interest income	(1,037)
Total other (income) expenses	(1,037)

Net loss	$(296,345)

Basic weighted average number of
common shares outstanding	43,741,758

Diluted weighted average number of
common shares outstanding	43,741,758

Basic net loss per share	$(0.01)

Diluted net loss per share	$(0.01)

The accompanying notes to the financial statements should be read in conjunction with the above financial statements

AMERICAN ENERGY FIELDS, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF CASHFLOWS

PERIOD FROM INCEPTION
NOVEMBER 23, 2009 TO
MARCH 31, 2010
AUDITED

Cash flows from operating activities
Net loss	$(296,345)
Consulting fees paid by issuance of common stock	36,000
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities
Common shares to be issued for directors' compensation	$49,000
Changes in operating assets and liabilities
(Increase) in prepaid legal fees	(18,000)
Increase in accounts payable & liabilities	3,058

Net cash (used in) operating activities	(226,287)

Cash flows from investing activities
Acquisition of mineral rights	(209,200)
Net cash (used in) investing activities	(209,000)

Cash flows from financing activities
Proceeds from issuance of Common Stock	1,397,679
Net cash provided by financing activities	1,397,679

Net increase in cash	962,392

Cash at beginning of period	-

Cash at end of period	$962,392

Cash paid during year for interest	$-

Taxes paid	$-

The accompanying notes to the financial statements should be read in conjunction with the above financial statements

AMERICAN ENERGY FIELDS, INC.
(AN EXPLORATION STAGE COMPANY
STATEMENT OF STOCKHOLDERS' EQUITY
PERIOD FROM INCEPTION NOVEMBER 23, 2009 TO MARCH 31, 2010

				Common				Deficit
				Stock				Accumulated
	Common	Common	Additional	Shares to	Common	Preferred	Prefereed	During	Total
	Stock	Stock	Paid-in	be	Stock	Stock	Stock	Exploration	Equity
	Shares	Amount	Capital	Issued	Amount	Shares	Amount	Stage	(Deficit)

Recapitalization of common shares of Sienna Resources
Holdings, Inc. as the acquiree in merger with Company
as the acquireron November 23, 2009	$12,200,000	$1,220	$(1,220)			$-	$-	$-	$-

Common shares issued on November 30, 2009 to
NPX Metals, Inc. for certain mining rights	2,000,000	$200	$-			$-	$-	$-	$200

Common shares issued on November 30, 2009 for cash	26,788,255	2,679							2,679

Common stock issued on December 24, 2009 for cash	9,300,000	930	1,394,070						1,395,000

Common stock issued for services rendered	240,000	24	35,976						36,000

Common stock to be issued for directors' compensation				350,000	49,000				49,000

Net loss for the year ended March 31, 2010								(296,345)	(296,345)

Balance at March 31, 2010	$50,528,255	$5,053	$1,428,826	$350,000	$49,000	$-	$-	$(296,345)	$1,186,534

See accompanying notes

AMERICAN ENERGY FIELDS, INC.
(a development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

American Energy Fields, Inc. (the "Company") was incorporated as Sienna Resources, Inc. in the state of Delaware on July 20, 2007 to engage in the acquisition, exploration and development of natural resource properties.    On December 21, 2009 we filed an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware in order to change our name to “American Energy Fields, Inc”, change our authorized capital to 200,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share and create “blank check” preferred stock.

On December 24, 2009, the Company entered into a Share Agreement (the “Exchange Agreement”) with Green Energy Fields, Inc., a privately-held Nevada corporation (“Green Energy”), and the shareholders of Green Energy.  Upon closing of the transaction contemplated under the Exchange Agreement, on December 24, 2009, the shareholders of Green Energy transferred all of the issued and outstanding capital stock of Green Energy to the Company in exchange for shares of the Company’s common stock.  Such exchange caused Green Energy to become a wholly-owned subsidiary (the “Exchange”).  Immediately following the closing of the Exchange, under an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”).  The Company transferred all of its pre-exchange assets and liabilities to its wholly-owned subsidiary, Sienna Resources Holdings, Inc. (“SplitCo”).  Thereafter pursuant to a stock purchase agreement the Company transferred all of the outstanding capital stock of SplitCo to Julie Carter, its former officer and director, in exchange for the cancellation of shares of its common stock that she owned.

The Company is primarily engaged in the acquisition and exploration of properties that may contain uranium mineralization in the United States.  Our target properties are those that have been the subject of historical exploration.  The Company has acquired State Leases and federal unpatented mining claims in the state of California for the purpose of exploration and potential development of uranium minerals on a  total of approximately 5,500 acres.

Since the Company had no assets of substance prior to the transaction, for accounting purposes the acquisition has been treated as a merger of both companies and recapitalization of the shares of Green Energy with the Company.  The accounting rules for reverse acquisitions require that, beginning with the date of the acquisition (December 24, 2009), the balance sheet include the assets and liabilities of Green Energy and the equity accounts be recapitalized to reflect the net equity of Green Energy.  Accordingly, the historical operating results are now the operating results of the Company.  The historical development stage entity financial statements prior to December 24, 2009 are those of Green Energy.

Green Energy was formed on November 23, 2009, there is no comparative period.

Effective November 23, 2009, the Company adopted The “FASB Accounting Standards Codification” and the Hierarchy of Generally Accepted Accounting Principles (ASC 105-10), (formerly SFAS No. 168, The “FASB Accounting Standards Codification” and the Hierarchy of Generally Accepted Accounting Principles). This standard establishes only two levels of U.S. generally accepted accounting principles (“GAAP”), authoritative and nonauthoritative. The Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (the “Codification”) became the source of authoritative, nongovernmental GAAP, except for rules and interpretive releases of the SEC, which are sources of authoritative GAAP for SEC registrants. All other non-grandfathered, non-SEC accounting literature not included in the Codification became nonauthoritative. The Company began using the new guidelines and numbering system prescribed by the Codification when referring to GAAP in the third quarter of fiscal 2009. As the Codification was not intended to change or alter existing GAAP, it did not have any impact on the Company’s condensed consolidated financial statements.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes.

DEVELOPMENT STAGE COMPANY

The accompanying financial statements have been prepared in accordance with the FASB Accounting Standards Codification No 915, Development Stage Entities. A development stage enterprise is one in which planned and principal operations have not commenced or, if its operations have commenced, there has been no significant revenue there from.  Development-stage companies report cumulative costs from the enterprise’s inception.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of highly liquid investments with maturities of three months or less when purchased.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to investment tax credits, bad debts, income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

COMPREHENSIVE INCOME

The Company adopted ASC 220-10, “Reporting Comprehensive Income,” (formerly SFAS No. 130). ASC 220-10 requires the reporting of comprehensive income in addition to net income from operations.

Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income.

MINERAL PROPERTY ACQUISITION AND EXPLORATION COSTS

The Company expenses all costs related to the acquisition and exploration of mineral properties in which it has secured exploration rights prior to establishment of proven and probable reserves.  To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization, when appropriate, using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years).  Expenditures for maintenance and repairs are charged to expense as incurred.  Additions, major renewals and replacements that increase the property's useful life are capitalized.  Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for income taxes as codified in ASC 740-10-05 (formerly SFAS 109, “Accounting for Income Taxes” and FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of SFAS No. 109, “Accounting for Income Taxes”). Deferred tax assets or liabilities are recorded to reflect the future tax consequences of temporary differences between the financial reporting basis of assets and liabilities and their tax basis at each year-end. These amounts are adjusted, as appropriate, to reflect enacted changes in tax rates expected to be in effect when the temporary differences reverse.

The Company records deferred tax assets and liabilities based on the differences between the financial statement and tax bases of assets and liabilities and on operating loss carry-forwards using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized.

FAIR VALUE OF FINANCIAL INSTRUMENTS (OTHER THAN DERIVATIVE FINANCIAL INSTRUMENTS)

"Disclosures about Fair Value of Financial Instruments",  requires the Company to disclose, when reasonably attainable,  the fair  market  values of its assets and  liabilities which are deemed to be financial instruments.  The Company's financial instruments consist primarily of cash and certain investments.

INVESTMENTS

Investments that are purchased in other companies are valued at cost less any impairment in the value that is other than temporary in nature.

NET LOSS PER SHARE

Basic net loss per share is computed using the weighted average number of shares of common stock outstanding for the period end. The net loss for the period end is divided by the weighted average number of shares outstanding for that period to arrive a net loss per share.

Diluted net loss per share reflects the potential dilution that could occur if the securities or other contracts to issue common stock were exercised or converted into common stock.

GOODWILL AND OTHER INTANGIBLE ASSETS

In accordance with ASC 350- 30-65 (formerly SFAS 142, “Goodwill and Other Intangible Assets”, the Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Intangible assets were comprised of mining rights valued at $209,200.  Factors the Company considers to be important which could trigger an impairment review include the following:

1.	Significant underperformance relative to expected historical or projected future operating results;
2.	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and
3.	Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

STOCK BASED COMPENSATION

The Company applies ASC 718-10 and ASC 505-50 (formerly SFAS 123R) in accounting for stock options issued to employees. For stock options and warrants issued to non-employees, the Company applies the same standard, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

I n December 2007, ASC 808-10 (formerly EITF Issue No. 07-1, “Accounting for Collaborative Arrangements”) was issued.  ASC 808-10 provides guidance concerning: determining whether an arrangement constitutes a collaborative arrangement within the scope of the Issue; how costs incurred and revenue generated on sales to third parties should be reported in the income statement; how an entity should characterize payments on the income statement; and what participants should disclose in the notes to the financial statements about a collaborative arrangement. The provisions of ASC 808-10 have been adopted in 2009. ASC 808-10 has had no impact on the Company’s financial statements.

In September 2006, the FASB issued ASC 820-10 (formerly FASB Statement 157, “Fair Value Measurements”). ASC 820-10 defines fair value, establishes a framework for measuring fair value under GAAP and expands disclosures about fair value measurements.  ASC 820-10 applies under other accounting pronouncements that require or permit fair value measurements.  Accordingly, ASC 820-10 does not require any new fair value measurements.  However, for some entities, the application of ASC 820-10 will change current practice.  The changes to current practice resulting from the application of ASC 820-10 relate to the definition of fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements.  The provisions of ASC 820-10 are effective as of January 1, 2008, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings.  However, delayed application of this statement is permitted for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until fiscal years beginning after November 15, 2008, and interim periods within those fiscal years.  The Company adopted ASC 820-10 effective November 23, 2009 for financial assets and the adoption did not have a significant effect on its financial statements.  The adoption of SFAS No. 157 did not have a material impact on the Company’s condensed consolidated results of operations or financial condition.

In February 2007, ASC issued 825-10, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of ASC 320-10, (“ASC 825-10”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. ASC 825-10 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In November 2009, the Company adopted ASC 805, Business Combinations (“ASC 805”). ASC 805 retains the fundamental requirements that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. ASC 805 defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  ASC 805 will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  ASC 805 will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.  ASC 805 will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, ASC 805 will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption is not permitted and the ASC is be applied prospectively only.  Upon adoption of this ASC, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of ASC 805 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In March 2008, ASC issued ASC 815, Disclosures about Derivative Instruments and Hedging Activities”, (“ASC 815”). ASC 815 requires enhanced disclosures about an entity’s derivative and hedging activities. These enhanced disclosures will discuss: how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for and its related interpretations; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. ASC 815 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not believe that ASC 815 will have an impact on their results of operations or financial position.

 In June 2008, the FASB ratified ASC 815-40-25 (formerly EITF Issue No. 07-05, “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity's Own Stock”). ASC 815-40-25 mandates a two-step process for evaluating whether an equity-linked financial instrument or embedded feature is indexed to the entity's own stock. Warrants that a company issues that contain a strike price adjustment feature, upon the adoption of ASC 815-40-25, results in the instruments no longer being considered indexed to the company's own stock.  On November 23, 2009, the Company adopted ASC 815-40-25 and re-evaluated its issued and outstanding warrants that contain a strike price adjustment feature.   Based upon the Company’s re-evaluation, ASC 815-40-25 has had no material impact on the Company’s condensed consolidated financial statements.

 Effective November 23, 2009, the Company adopted a new accounting standard for subsequent events, as codified in ASC 855-10 (formerly SFAS No. 165, Subsequent Events). The update modifies the names of the two types of subsequent events either as recognized subsequent events (previously referred to in practice as Type I subsequent events) or non-recognized subsequent events (previously referred to in practice as Type II subsequent events). In addition, the standard modifies the definition of subsequent events to refer to events or transactions that occur after the balance sheet date, but before the financial statements are issued (for public entities) or available to be issued (for nonpublic entities). It also requires the disclosure of the date through which subsequent events have been evaluated. The update did not result in significant changes in the practice of subsequent event disclosures, and therefore the adoption did not have any impact on our condensed consolidated financial statements.  In accordance with ASC 855-10, the Company evaluated all events or transactions that occurred after November 23, 2009, the date the Company issued these condensed consolidated financial statements.

Effective November 23, 2009, the Company adopted The “FASB Accounting Standards Codification” and the Hierarchy of Generally Accepted Accounting Principles (ASC 105-10), (formerly SFAS No. 168, The “FASB Accounting Standards Codification” and the Hierarchy of Generally Accepted Accounting Principles). This standard establishes only two levels of U.S. generally accepted accounting principles (“GAAP”), authoritative and nonauthoritative. The Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (the “Codification”) became the source of authoritative, nongovernmental GAAP, except for rules and interpretive releases of the SEC, which are sources of authoritative GAAP for SEC registrants. All other non-grandfathered, non-SEC accounting literature not included in the Codification became nonauthoritative. The Company began using the new guidelines and numbering system prescribed by the Codification when referring to GAAP in the third quarter of fiscal 2009. As the Codification was not intended to change or alter existing GAAP, it did not have any impact on the Company’s condensed consolidated financial statements.

Effective for the interim reporting period ending December 31, 2009, the Company adopted two new accounting standard updates which were intended to provide additional application guidance and enhanced disclosures regarding fair value measurements and impairments of securities as codified in ASC 820-10-65 (formerly FASB Staff Position Financial Accounting Standard 107-1 and Accounting Principles Board 28-1 and “Interim Disclosures about Fair Value of Financial Instruments”. ASC 820-10-65  requires disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. ASC 820-10-65 requires related disclosures in summarized financial information at interim reporting periods. ASC 820-10-65 was effective for the interim reporting period ending December 31, 2009. The adoption of ASC 820-10-65 did not have a material impact on the Company’s condensed consolidated financial statements.

In January, 2010, The Company adopted FASB ASU No. 2010-06, Fair Value Measurement and Disclosure (Topic 820) – Improving Disclosures about Fair Value Measurement (“ASU 2010-06”).  These standards require new disclosures on the amount and reason for transfers in and out of Level 1 and 2 fair value measurements.  The standards also require new disclosures of activities, including purchases, sales, issuances, and settlements with the Level 3 fair value measurements.  The standard also clarifies existing disclosure requirements on levels of disaggregation and disclosures about inputs and valuation techniques.  These new disclosures are effective beginning with the first interim filing in 2010.  The disclosures about the roll forward of information in Level 3 are required for the Company with its first interim filing in 2011.  The Company does not believe this standard will impact their financial statements.  Other ASU’s that have been issued or proposed by the FASB ASC that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

NOTE 3 - PROVISION FOR INCOME TAXES

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income.  As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

As of March 31, 2010
Deferred tax assets:
Net Operating Loss	$296,345
Tax Rate	34%
Total deferred tax assets	$100,757
Less Valuation allowance	$(100,757)

Net deferred tax assets	$0

Reconciliation of the differences between the statutory tax rate and the effective tax rate is:

March 31, 2010
Federal statutory tax rate	34.0%
Effective Tax Rate	34.0%
Valuation Allowance	(34.0%)
Net Effective Tax Rate	0%

As of March 31, 2010, the Company has a net operating loss carry forward of $296,345 expiring through 2030. The Company has provided a valuation allowance against the full amount of the deferred tax asset due to management’s uncertainty about its realization. Furthermore, the net operating loss carry forward may be subject to further limitation pursuant to Section 382 of the Internal Revenue Code.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

None

LITIGATION

The Company is not presently involved in any litigation.

NOTE 5 - GOING CONCERN

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses.

The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $296,345 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 6 - RELATED PARTY TRANSACTIONS

Joshua Bleak, an officer and director of the Company may, in the future, become involved in other business  opportunities as they become available,  thus he may face a conflict in selecting  between the Company and his other business opportunities.  The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7 - STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of Statement of Financial Accounting Standards 123. Transactions with employees' stock issuance are in accordance with paragraphs (16 44) of Statement of Financial Accounting Standards 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

Sales by American Energy Fields, Inc. (f/k/a Sienna Resources, Inc.)

On December 21, 2009, the board of directors declared a dividend of an additional 11.2 shares of its common stock on each share of its common stock outstanding on December 21, 2009.

On December 24, 2009, we entered into the Exchange with Green Energy and its shareholders.  The Green Energy shareholders transferred all of the issued and outstanding capital stock of Green Energy to us in exchange for the right to receive one share of our common stock for each share of Green Energy common stock.  Accordingly, an aggregate of 28,788,252 shares of our common stock were issued to the shareholders of Green Energy.

On December 24, 2009, we issued a total of 9,300,000 shares of common stock to certain accredited investors for an aggregate purchase price of $1,395,000.  In connection therewith, we also issued two year warrants to purchase an aggregate of 4,650,000 shares of our common stock at a purchase price of $0.40 per share.

On December 24, 2009, Julie Carter resigned as sole officer and director of the company and the Company transferred all of the outstanding capital stock of SplitCo to Julie Carter in exchange for the cancellation of 15,250,000 shares of American Energy common stock that she owned.

On March 19, 2010, we granted 350,000 shares of our common stock to Randall Reneau in consideration for his services as Chairman of our Board of Directors.  At June 30, 2009 these shares had not been issued but would be in the near future.

Sales by Green Energy Fields, Inc.

On November 30, 2009, Green Energy issued 2,000,000 shares of its common stock to NPX Metals, Inc. as payment for certain mining assets.

On November 30, 2009, Green Energy issued 26,788,252 shares of its common stock to certain investors for a per share purchase price of $0.0001.

As of March 31, 2010, we had 50,528,255 shares of common stock issued and outstanding.

NOTE 8 - STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of March 31, 2010:

Common stock, $ 0.0001 par value: 200,000,000 shares authorized and 50,528,255 shares issued and outstanding.

Preferred stock, $.0001 par value, 25,000,000 shares authorized and none issued and outstanding.

NOTE 9 - MINERAL CLAIMS

COSO

On December 24, 2009, we acquired a 100% working interest and 97% net revenue interest in the Coso Project consisting of 169 Federal mineral claims, 3,380 acres, and 800 State leased acres, in Inyo County, CA.  Green Energy Fields, Inc. previously acquired these claims on November 29, 2010.  Previous uranium exploration and prospecting on the Coso Property includes geologic mapping, pitting, adits, radon cup surveys, airborne geophysics and drilling.  These programs have identified specific targets on the property.

Granitic rocks of Jurassic age were uplifted to form the Coso Range.  Later erosion of these rocks created a 300-foot thick blanket of gravel, conglomerates and arkoses called the lower Coso Formation.  A series of lakebeds and volcanic tuffs covered these rocks when the area was subjected to volcanic activity and inundated by fresh water.  These rocks are the 200 foot thick upper Coso Formation.

The main uranium anomalies are found within the sedimentary rocks of the Coso Formation and the immediately adjacent granitic rocks.  The primary zone for uranium mineralization is the basal arkose of the lower Coso Formation.

The uranium anomalies targeted by previous exploration will be relocated and re-identified by us for further evaluation.  If feasible, old drill holes in prospective areas will be re-entered and logged by down-hole radiometric probes to identify zones and grades of subsurface uranium mineralization.

BLYTHE

On December 24, 2009, we acquired a 100% interest (minus a 3% Net Smelter Return Royalty) in 66 lode mining claims (the NPG Claims) covering 1,320 acres of Federal Land in Riverside County, CA.  Green Energy Fields, Inc. previously acquired these claims on November 29, 2010.  A number of companies have worked on the Blythe uranium property during the 1950s through the 1980s.  Several shipments of ore were reportedly shipped from the property.  The Blythe Prospect occurs in the southern McCoy Mountains, which are composed of Precambrian metasediments, including meta-conglomerates, grits, quartzites and minor interbedded shales.

Uranium mineralization occurs along fractures, in meta-conglomerates and in breccia zones.  Secondary uranium minerals occur on fracture surfaces and foliation planes adjacent to fine veinlets of pitchblende.  Uranium minerals include uraninite (pitchblende), uranophane, gummite and boltwoodite.  It has been reported that the uranium mineralization tends to occur in areas where finely disseminated hematite is present.

Although there are no known intrusive bodies near the property, it is believed that the uranium mineralization could be hydrothermal in origin and genetically related to an intrusive source.  If such a deep-seated intrusive body underlies the property it is possible that larger concentrations of primary uranium ore may exist at depth.

We propose to locate and re-enter as many old drill holes as possible.  These holes will be probed with geophysical instruments to determine radioactivity and uranium mineralization in the subsurface.  If these results are positive, then additional drilling and down-hole probing will be proposed.

.

Uranium mineralization occurs along fractures, in meta-conglomerates and in breccia zones.  Secondary uranium minerals occur on fracture surfaces and foliation planes adjacent to fine veinlets of pitchblende.  Uranium minerals include uraninite (pitchblende), uranophane, gummite and boltwoodite.  It has been reported that the uranium mineralization tends to occur in areas where finely disseminated hematite is present.

Although there are no known intrusive bodies near the property, it is believed that the uranium mineralization could be hydrothermal in origin and genetically related to an intrusive source.  If such a deep-seated intrusive body underlies the property it is possible that larger concentrations of primary uranium ore may exist at depth.

American Energy Fields proposes to locate and re-enter as many old drill holes as possible. These holes will be probed with geophysical instruments to determine radioactivity and uranium mineralization in the subsurface. If these results are positive, then additional drilling and down-hole probing will be proposed.

AMERICAN ENERGY FIELDS, INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEET

	December 31, 2010	March 31, 2010 (audited)

ASSETS

Current assets:
Cash	$1,531,655	$962,392
Prepaid legal fees	-	18,000
Total current assets	1,531,655	980,392

Office equipment & vehicle, net of depreciation	30,451	-

Other assets:
Mining rights	444,200	209,200
Deposit	15,000	-
Total other assets	459,200	209,200

Total Assets	$2,021,306	$1,189,592

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$348,400	$3,058
Loan payable	50,000	-
Total liabilities	398,400	3,058

Stockholders' Equity:
Preferred stock, $.0001 par value, 25,000,000 shares
authorized: no shares issued and outstanding		-
Common stock, $.0001 par value, 200,000,000 shares
authorized: 53,678,255 issued and outstanding
at December 31, 2010 and 50,528,255 issued and
outstanding at March 31, 2010	5,368	5,053
Additional paid-in capital	4,167,761	1,428,826
Common stock, $.0001 par value, 4,500,833 shares to
be issued at December 31, 2010 and 350,000 shares to
be issued at March 31, 2010	2,320,000	49,000
Accumulated deficit	(4,870,223)	(296,345)
Total stockholders' equity	1,622,906	1,186,534

Total liabilities and stockholders' equity	$2,021,306	$1,189,592

The accompanying notes to the financial statements should be read in conjunction with the above financial statements.

AMERICAN ENERGY FIELDS, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS

	FOR THE THREE MONTHS	PERIOD FROM INCEPTION	FOR THE NINE MONTHS	PERIOD FROM INCEPTION	PERIOD FROM INCEPTION
	ENDED	NOVEMBER 23, 2009 TO	ENDED	NOVEMBER 23, 2009 TO	NOVEMBER 23, 2009 TO
	DECEMBER 31, 2010	DECEMBER 31, 2009	DECEMBER 31, 2010	MARCH 31, 2010	DECEMBER 31, 2010

Revenues	$-		$-	$-	$-

Expenses
Exploration costs	12,935		136,103	-	136,103
General and administrative	1,114,991	120,144	3,144,497	248,382	3,392,879
Depreciation	1,325		3,976	-	3,976
Directors' compensation	-			49,000	49,000
Total general and administrative	1,129,251	120,144	3,284,576	297,382	3,581,958

Other expenses (income)
Warrant expense related to stock sale	1,290,250	-	1,290,250	-	1,290,250
Interest income	-		(948)	(1,037)	(1,985)
Total other expenses (income)	1,290,250	-	1,289,302	(1,037)	1,288,265

Net loss	$(2,419,501)	$(120,144)	$(4,573,878)	$(296,345)	$(4,870,223)

Basic weighted average number of
common shares outstanding	53,357,165	28,080,617	50,614,318	43,741,758	49,044,322

Diluted weighted average number of
common shares outstanding	53,357,165	28,080,617	50,614,318	43,741,758	49,044,322

Basic net loss per share	$(0.05)	0.00	$(0.09)	$(0.01)	$(0.10)

Diluted net loss per share	$(0.05)	0.00	$(0.09)	$(0.01)	$(0.10)

The accompanying notes to the financial statements should be read in conjunction with the above financial statements.

AMERICAN ENERGY FIELDS, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASHFLOWS

	FOR THE NINE MONTHS	PERIOD FROM INCEPTION	PERIOD FROM INCEPTION
	ENDED	NOVEMBER 23, 2009 TO	NOVEMBER 23, 2009 TO
	DECEMBER 31, 2010	MARCH 31, 2010	DECEMBER 31, 2010
	UNAUDITED	AUDITED	UNAUDITED

Cash flows from operating activities
Net loss	$(4,573,878)	$(296,345)	$(4,870,223)
Consulting fees paid by issuance of common stock	-	36,000	36,000
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities
Depreciation	3,976	-	3,976
Warrant expense related to stock sale	1,290,250		1,290,250
Stock based compensation on options granted	348,400		348,400
Common shares to be issued for directors' compensation	-	49,000	49,000
Common shares to be issued for mining rights	170,000	-	170,000
Common shares to be issued for services	1,400,000		1,400,000
Changes in operating assets and liabilities
Decrease (increase) in prepaid legal fees	18,000	(18,000)
Increase in deposits	(15,000)		(15,000)
(Decrease) increase in accounts payable & liabilities	46,942	3,058	50,000

Net cash (used in) operating activities	(1,311,310)	(226,287)	(1,537,597)

Cash flows from investing activities
Acquisition of mining rights	(235,000)	(209,200)	(444,200)
Purchase of office equipment and vehicle	(34,427)	-	(34,427)
Net cash (used in) investing activities	(269,427)	(209,200)	(478,627)

Cash flows from financing activities
Proceeds from issuance of Common Stock	2,150,000	1,397,879	3,547,879
Net cash provided by financing activities	2,150,000	1,397,879	3,547,879

Net (decrease) increase in cash	569,263	962,392	1,531,655

Cash at beginning of period	962,392	-	-

Cash at end of period	$1,531,655	$962,392	$1,531,655

Cash paid during year for interest	$-	$-	$-

Taxes paid	$-	$-	$-

  The accompanying notes to the financial statements should be read in conjunction with the above financial statements.

AMERICAN ENERGY FIELDS, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

American Energy Fields, Inc. (the "Company") was incorporated as Sienna Resources, Inc. in the State of Delaware on July 20, 2007 to engage in the acquisition, exploration and development of natural resource properties.  On December 21, 2009 we filed an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware in order to change our name to “American Energy Fields, Inc.”, change our authorized capital to 200,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share and create “blank check” preferred stock.

On December 24, 2009, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Green Energy Fields, Inc., a privately-held Nevada corporation (“Green Energy”), and the shareholders of Green Energy.  Upon closing of the transaction contemplated under the Exchange Agreement, on December 24, 2009, the shareholders of Green Energy transferred all of the issued and outstanding capital stock of Green Energy to the Company in exchange for shares of the Company’s common stock (the “Exchange”).  Such Exchange caused Green Energy to become our wholly-owned subsidiary.  Immediately following the closing of the Exchange, under an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”),the Company transferred all of its pre-Exchange assets and liabilities (“Split-off”) to its wholly-owned subsidiary, Sienna Resources Holdings, Inc. (“SplitCo”).  Thereafter, pursuant to a stock purchase agreement, the Company transferred all of the outstanding capital stock of SplitCo to Julie Carter, its former officer and director, in exchange for the cancellation of shares of the Company’s common stock that she owned.  Following the Exchange and the Split-off, the Company’s sole line of business is the business of Green Energy.

The Company is now primarily engaged in the acquisition and exploration of properties that may contain uranium mineralization in the United States.  Our target properties are those that have been the subject of historical exploration.  The Company has acquired State Leases and federal unpatented mining claims in the states of Arizona and California for the purpose of exploration and potential development of uranium minerals on a total of approximately 7,200 acres.

Since the Company had no assets of substance prior to the Exchange, for accounting purposes the Exchange has been treated as a merger of both companies and recapitalization of the shares of Green Energy with the Company.  The accounting rules for reverse acquisitions require that, beginning with the date of the acquisition (December 24, 2009), the balance sheet include the assets and liabilities of Green Energy and the equity accounts be recapitalized to reflect the net equity of Green Energy.  Accordingly, the historical operating results of Green Energy are now the operating results of the Company.

Effective November 23, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Positions or Emerging Issue Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”).

The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes.

Interim Financial Statements

In the opinion of management, the accompanying  financial statements reflect all adjustments (consisting of normal recurring accruals) necessary to present fairly the Company's financial position as of December 31, 2010 and the results of its operations, changes in stockholders' (deficit) equity , and cash flows for the nine month periods ended December 31, 2010, respectively and for the period from the commencement of the development stage (November 23, 2009) to December 31, 2010, and for the period from the commencement of the development stage (November 23, 2009) to March 31, 2010. Although management believes that the disclosures in these financial statements are adequate to make the information presented not misleading, certain information and footnote disclosures normally included in financial statements that have been prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of the Securities Exchange Commission.

The results of operations for the three and nine months ended December 31, 2010 are not necessarily indicative of the results that may be expected for the full year ending March 31, 2011. The accompanying statements should be read in conjunction with the more detailed financial statements, and the related footnotes thereto, filed with the Company’s Annual Report on Form 10K for the year ended March 31, 2010 filed on July 12, 2010.

DEVELOPMENT STAGE COMPANY

The accompanying financial statements have been prepared in accordance with the FASB Accounting Standards Codification No 915, Development Stage Entities. A development stage enterprise is one in which planned and principal operations have not commenced or, if its operations have commenced, there has been no significant revenue there from.  Development-stage companies report cumulative costs from the enterprise’s inception.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.  The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation.

Accounting for Warrants Classified as Equity Issued to Purchase Company Common Stock

Warrants issued in conjunction with equity financings were accounted for under ASC 815-40, Contracts in Entity’s Own Stock.  ASC 825-20, Accounting for Registration Payment Arrangements, establishes the standard that contingent obligations to make future payments under a registration rights arrangement shall be recognized and measured separately in accordance with the standard, Reasonable Estimation of the Amount of a Loss. The Company has evaluated how these standards affected these accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to investment tax credits, bad debts, income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

COMPREHENSIVE INCOME

The Company adopted ASC 220-10, “Reporting Comprehensive Income,” (formerly SFAS No. 130). ASC 220-10 requires the reporting of comprehensive income in addition to net income from operations.

Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income.

MINERAL PROPERTY ACQUISITION AND EXPLORATION COSTS

The Company expenses all costs related to the acquisition and exploration of mineral properties in which it has secured exploration rights prior to establishment of proven and probable reserves.  To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization, when appropriate, using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years).  Expenditures for maintenance and repairs are charged to expense as incurred.  Additions, major renewals and replacements that increase the property's useful life are capitalized.  Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

INCOME TAXES

Income taxes are accounted for under the asset and liability method in accordance with ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases as well as operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance to the extent that the recoverability of the asset is unlikely to be recognized.

The Company follows ASC 740 rules governing uncertain tax positions, which provides guidance for recognition and measurement. This prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognization, classification and disclosure of these uncertain tax positions.

FAIR VALUE OF FINANCIAL INSTRUMENTS (OTHER THAN DERIVATIVE FINANCIAL INSTRUMENTS)

"Disclosures about Fair Value of Financial Instruments"  requires the Company to disclose, when reasonably attainable, the fair market values of its assets and  liabilities which are deemed to be financial instruments.  The Company's financial instruments consist primarily of cash and certain investments.

INVESTMENTS

Investments that are purchased in other companies are valued at cost less any impairment in the value that is other than temporary in nature.

NET LOSS PER SHARE

Basic net loss per share is computed using the weighted average number of shares of common stock outstanding for the period end. The net loss for the period end is divided by the weighted average number of shares outstanding for that period to arrive a net loss per share.

Diluted net loss per share reflects the potential dilution that could occur if the securities or other contracts to issue common stock were exercised or converted into common stock.

GOODWILL AND OTHER INTANGIBLE ASSETS

In accordance with ASC 350- 30-65 (formerly SFAS 142, “Goodwill and Other Intangible Assets”), the Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Intangible assets were comprised of website assets. Factors the Company considers to be important which could trigger an impairment review include the following:

1.	Significant underperformance relative to expected historical or projected future operating results;

2.	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3.	Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

STOCK BASED COMPENSATION

The Company applies ASC 718-10 and ASC 505-50 (formerly SFAS 123R) in accounting for stock options issued to employees. For stock options and warrants issued to non-employees, the Company applies the same standard, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In September 2006, ASC issued 820, Fair Value Measurements. ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007.  Early adoption is encouraged. The adoption of ASC 820 is not expected to have a material impact on the financial statements.

In February 2007, ASC issued 825-10, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of ASC 320-10, (“ASC 825-10”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. ASC 825-10 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In December 2007, ASC 808-10 (formerly EITF Issue No. 07-1, “Accounting for Collaborative Arrangements”) was issued.  ASC 808-10 provides guidance concerning: determining whether an arrangement constitutes a collaborative arrangement within the scope of the issue; how costs incurred and revenue generated on sales to third parties should be reported in the income statement; how an entity should characterize payments on the income statement; and what participants should disclose in the notes to the financial statements about a collaborative arrangement. The provisions of ASC 808-10 have been adopted in 2009. ASC 808-10 has had no impact on the Company’s financial statements.

In December 2007, the ASC issued ASC 810-10-65, Noncontrolling Interests in Consolidated Financial Statements. ASC 810-10-65 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment.

ASC 810-10-65 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. Management is determining the impact that the adoption of ASC 810-10-65 will have on the Company’s financial position, results of operations or cash flows.

In November 2009, the Company adopted ASC 805, Business Combinations (“ASC 805”). ASC 805 retains the fundamental requirements that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. ASC 805 defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  ASC 805 will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  ASC 805 will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.

ASC 805 will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, ASC 805 will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption is not permitted and the ASC is to be applied prospectively only.  Upon adoption of this ASC, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of ASC 805 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In March 2008, ASC issued ASC 815, Disclosures about Derivative Instruments and Hedging Activities”, (“ASC 815”). ASC 815 requires enhanced disclosures about an entity’s derivative and hedging activities. These enhanced disclosures will discuss: how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for and its related interpretations; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. ASC 815 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not believe that ASC 815 will have an impact on its results of operations or financial position.

In April 2008, ASC issued ASC 350, “Determination of the Useful Life of Intangible Assets”. This amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under ASC 350. The guidance is used for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption. The Company does not believe ASC 350 will materially impact their financial position, results of operations or cash flows.

In June 2008, the FASB ratified ASC 815-40-25 (formerly EITF Issue No. 07-05, “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity's Own Stock”). ASC 815-40-25 mandates a two-step process for evaluating whether an equity-linked financial instrument or embedded feature is indexed to the entity's own stock. Warrants that a company issues that contain a strike price adjustment feature, upon the adoption of ASC 815-40-25, results in the instruments no longer being considered indexed to the company's own stock.  On November 23, 2009, the Company adopted ASC 815-40-25 and re-evaluated its issued and outstanding warrants that contain a strike price adjustment feature.   Based upon the Company’s re-evaluation, ASC 815-40-25 has had no material impact on the Company’s condensed consolidated financial statements.

Effective November 23, 2009, the Company adopted ASC 855, Subsequent Events (“ASC 855”). ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date – that is, whether that date represents the date the financial statements were issued or were available to be issued. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. Adoption of ASC 855 did not have a material impact on the Company’s results of operations or financial condition. The Company has evaluated subsequent events through August 19, 2010, the date the financial statements were issued.

Effective November 23, 2009, the Company adopted FASB ASU No. 2009-05, Fair Value Measurement and Disclosures (Topic 820) (“ASU 2009-05”). ASU 2009-05 provided amendments to ASC 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted market price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required for Level 1 fair value measurements. Adoption of ASU 2009-05 did not have a material impact on the Company’s results of operations or financial condition.

In January 2010, the Company adopted FASB ASU No. 2010-06, Fair Value Measurement and Disclosures (Topic 820) - Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). These standards require new disclosures on the amount and reason for transfers in and out of Level 1 and 2 fair value measurements. The standards also require new disclosures of activities, including purchases, sales, issuances, and settlements within the Level 3 fair value measurements. The standard also clarifies existing disclosure requirements on levels of disaggregation and disclosures about inputs and valuation techniques. These new disclosures are effective beginning with the first interim filing in 2010.  The disclosures about the roll-forward of information in Level 3 are required for the Company with its first interim filing in 2011. The Company does not believe this standard will impact their financial statements.

Other ASU’s that have been issued or proposed by the FASB ASC that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment are made up of the following as of December 31, 2010:

Office equipment	$2,330
Vehicle	32,097
34,427
Less accumulated depreciation	3,976
$30,451
Depreciation expense for the quarter ended December 31, 2010 was $1,325

NOTE 4 - PROVISION FOR INCOME TAXES

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income.  As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

As of December 31, 2010
Deferred tax assets:
Net Operating Loss	$(4,870,223)
Tax Rate	34%
Total deferred tax assets	$1,655,876
Less Valuation allowance	$(1,655,876)

Net deferred tax assets	$0

Reconciliation of the differences between the statutory tax rate and the effective tax rate is:

December 31, 2010
Federal statutory tax rate	34.0%
Effective Tax Rate	34.0%
Valuation Allowance	(34.0%)
Net Effective Tax Rate	0%

As of December 31, 2010, the Company has a net operating loss carry forward of $4,870,223 expiring through 2030. The Company has provided a valuation allowance against the full amount of the deferred tax asset due to management’s uncertainty about its realization. Furthermore, the net operating loss carry forward may be subject to further limitation pursuant to Section 382 of the Internal Revenue Code.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

None

LITIGATION

The Company is not presently involved in any litigation.

NOTE 6 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

The Company does not believe that the adoption of any recently issued, but not yet effective, accounting standards will have a material effect on its financial position and results of operations.

NOTE 7 - GOING CONCERN

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses.

The financial statement of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred  a net loss of $4,573,878 for the nine months ended and  cumulative net losses of $4,870,223 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statement of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 8 - RELATED PARTY TRANSACTIONS

The officers and directors of the Company, may, in the future, become involved in other business opportunities as they become available, thus they may face a conflict in selecting between the Company and their other business opportunities.  The Company has not formulated a policy for the resolution of such conflicts.

NOTE 9 - STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of Statement of Financial Accounting Standards 123. Transactions with employees' stock issuance are in accordance with paragraphs (16 44) of Statement of Financial Accounting Standards 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

Sales by American Energy Fields,  Inc. (f/k/a Sienna Resources, Inc.)

On December 21, 2009, the board of directors declared a dividend of an additional 11.2 shares of its common stock on each share of its common stock outstanding on December 21, 2009.

On December 24, 2009, the Company entered into the Exchange with Green Energy and the shareholders of Green Energy.  The shareholders of Green Energy transferred all of the issued and outstanding capital stock of Green Energy in exchange for the right to receive one share of American Energy common stock for each share of Green Energy common stock.  Accordingly, an aggregate of 28,788,252 shares of American Energy common stock were issued to the shareholders of Green Energy.

On December 24, 2009, the Company sold in a private placement a total of 9,300,000 shares of common stock to 16 individuals for cash in the amount of $0.15 per share for a total $1,395,000.

On December 24, 2009, Julie Carter resigned as sole officer and director of the company and the Company transferred all of the outstanding capital stock  of  SplitCo to Julie Carter in exchange for the cancellation of 15,250,000 shares of American Energy common stock that she owned.

On March 19, 2010, we granted 350,000 shares of our common stock to Randall Reneau in consideration for his services as the Company's then-Chairman of the Board of Directors.  During the quarter ended  September 30, 2010 these shares were issued.

The Company executed an investor relations agreement on July 15, 2010 pursuant to which it is required to issue 2,000,000 shares of common stock to the consultant in consideration for certain investor relation services. The shares were issued in October of 2010.

On September 1, 2010, the Company entered into consulting agreements with four consultants whereby the Company agreed to issue an aggregate of 800,000 shares of its common stock (200,000 shares per consultant) in consideration for certain services related to business development, financial management and communications.

On October 15, 2010, the Company accepted subscriptions for and issued secured convertible promissory notes (the “Bridge Notes”) in the aggregate principal amount of $50,000.  The Bridge Notes mature on the sixth month anniversary of the date of issuance  and accrue interest at an annual rate of ten percent (10%).  The Bridge Notes are payable in full on the maturity date unless previously converted into shares of the Company’s common stock at an initial conversion price of $1.00 per share, as may be adjusted.  Additionally, the holders of the Bridge Notes shall have the right to convert the principal and any interest due under the Bridge Notes, on a dollar-for-dollar basis, into the shares of the Company issued and sold to investors in a Qualified Financing (as that term is defined in the Bridge Notes), at a conversion price equal to that purchase price per share of the Qualified Financing securities paid by the investors in such financing.

On December 3, 2010, the Company accepted subscriptions for and issued Bridge Notes in the aggregate principal amount of $50,000 on the same terms as described above.

In connection with the issuance of the Bridge Notes, the Company issued 25,000 shares of its common stock to each recipient of $50,000 Bridge Notes.

On December 3, 2010, the Company sold an aggregate of $100,000 worth of units (the “Units”) consisting of one share of the Company’s common stock and one five year warrant to purchase one additional share of common stock at an exercise price of $0.50 per share for a per Unit price of $0.50.  The Units were sold to Joshua Bleak, the Company’s President and Daniel Bleak, the Company’s director.

On December 29, 2010, the Company sold in a private placement a total of 4,000,000 Units to 2 investors at a purchase price of $0.50 per Unit, with each Unit consisting of (i) one share of the Company’s common stock per value $0.0001 per share and (ii) a five (5) year warrant to purchase one share of the Company’s common stock at a per share exercise price of $0.50.  Additionally, the private placement qualified as a Qualified Financing (discussed above) and thus a holder of $50,000 worth of Bridge Notes elected to have the outstanding principal of and accrued interest on such Bridge Note, on a dollar-for-dollar basis, exchanged into the private placement.  Bridge Notes in the aggregate principal amount of $50,000 (plus $416.50 in accrued interest) converted into 100,833 Units in the private placement on December 29, 2010.

Acquisition of Mining Rights

On April 26, 2010, the Company purchased a 100% interest in certain 86 unpatented lode mining claims located in Mohave County, Arizona.  The purchase price of these mining claims was $65,000 in cash and 200,000 shares of the Company’s common stock.  Based upon the closing stock price of the Company’s common stock on April 26, 2010, which was $0.85 per share, the issuance of the common stock was valued at $170,000.

As of December 31, 2010 the Company had 53,678,255 shares of common stock issued and outstanding .

NOTE 10 - STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of  December 31, 2010:

Common stock, $ 0.0001 par value: 200,000,000 shares authorized; 53,378,255 shares issued and outstanding.

Preferred stock, $0.0001 par value: 25,000,000 shares authorized; none issued and outstanding.

Note 11. SUBSEQUENT EVENTS

On February 4, 2011, 4,300,833 shares of Common Stock were issued to the shareholders who purchased the Units in the private placement conducted on December 29, 2010 increasing the number of issued and outstanding shares from 53,678,255 to 57,979,088.

On February 18, 2011, the Company entered into subscription agreements with certain investors for the sale of an additional 12,159,950 Units (as originally defined and described in Noted 9) for an aggregate purchase price of $6,079,975.  In connection with the sale of these Units, the Company paid placement agent fees of $400,497.50 and issued warrants to the placement agent to purchase an aggregate of 2,431,990 shares of common stock on the same terms as the warrants issued to the investors.

NOTE 12 - MINERAL CLAIMS

ARTILLERY PEAK

On April 26, 2010, the Company acquired a 100% interest (minus a 4% net smelter royalty interest) in 86 unpatented lode mining claims, located in Mohave county, Arizona for $65,000 in cash and 200,000 shares of common stock.

The Artillery Peak Property lies within the Date Creek Basin, which is a region well known for significant uranium occurrence.  A number of companies  performed exploration drilling at the Artillery Peak Property in the 1950s through 1970s, and most recently in 2007, indicating substantial uranium mineralization and identifying targets for future exploration.  The uranium anomalies are found primarily within the Artillery Peak Formation, a lacustrine sandstone rock unit.

The Company released a technical report on October 12, 2010 compliant with Canadian National Instrument 43-101 standards prepared by Dr. Karen Wenrich, an expert on uranium mineralization in the southwestern United States, and Allen Wells, who performed a mineral resource estimate (as defined by the Canadian Institute of Mining, Metallurgy and Petroleum) based on historical data and  the recent 2007 data.  As recommended in the technical report, the Company expects to develop plans to conduct exploration drilling to further delineate the extent and nature of the uranium mineralization at the Artillery Peak Property.

COSO

The Coso property is located in Inyo County, California near the town of Lone Pine on the western margin of Coso Mountains, 32 miles (51km) south by road of Lone Pine in Inyo County, California, 150 miles (241km) northeast by road to Bakersfield, CA, 187 miles (300km) north by road of Los Angeles, CA and 283 miles (455km) west by road of Las Vegas.  The Coso Project is accessible from U.S. Highway 395 by taking the Cactus Flat road, an unimproved rod for about 3 to 4 miles east of the highway, and climbing approximately 500 to 1200 feet above the floor of Owens Valley.

On December 24, 2009, as a result of the Exchange, the Company acquired a 100% working interest and 97% net revenue interest in the Coso property.  Prior to our acquisition, Green Energy Fields acquired the Project on November 30, 2009 from NPX Metals, Inc., a Nevada Corporation.  The 97% net revenue interest is the result of the Agreement of Conveyance.  Transfer and Assignment of Assets and Assumption of Obligations dated as of November 30, 2010, referenced in Item 13 of Part III of this filing.  Under the terms of the agreement, NPX Metals, Inc. retained a 3% net smelter return royalty interest in the Coso Property, leaving a 97% net revenue interest to Green Energy Fields, Inc., a wholly owned subsidiary of American Energy Fields, Inc.

The Coso property consists of 169 Federal unpatented lode mineral claims on Bureau of Land Management (“BLM”) land totaling   3,380 acres, and 800 State leased acres, in Inyo County, CA.  The unpatented mining claims overlie portins of section 12, 13, 24, 25, 26, 35 and 36 of Township 20 South, Range 37 East (Mount Diablo Base and Meridian), sections 13, 24 and 25 of Township 20 South, Range 37 ½ East (Mount Diablo Base & Meridian), sections 1 and 12 of Township 21, South Range 37 East (mount Diablo Base & Meridian), and sections 6 and 7 of Township 21 South, Range 37 ½ East (Mount Diablo Base & Meridian).  The state lease covers portions of section 6 of Township 20 South, Range 37 East (Mount Diablo Base & Meridian) and section 36 of Township 20 South, Range 37 ½ East (Mount Diablo Base & Meridian).  To maintain the Coso mining claims in good standing, American Energy Fields, Inc must make annual maintenance fee payments to the BLM, in lieu of annual assessment work.  These claim fees are $140.00 per claim per year, plus a recording cost of approximately $50 to Inyo County where the claims are located.  With regard to the unpatented lode mining claims, future exploration drilling at the Coso Project will require American Energy Fields, Inc. to either file a Notice of Intent or a Plan of Operations with the Bureau of Land Management, depending upon the amount of new surface disturbance that is planned.  A Notice of Intent is for planned surface activities that anticipate less than 5.0 acres of surface disturbance, and usually can be obtained within a 30 to 60-day time period.  A Plan of Operations will be required if there is greater than 5.0 acres of new surface disturbance involved with the planned exploration work.  A Plan of Operations can take several months to be approved, depending on the nature of the intended work, the level of reclamation bonding required, the need for archeological surveys, and other factors as may be determined by the BLM.  With regard to the state mineral prospecting permit, American Energy Fields, Inc. is currently authorized to locate on the ground past drill holes, adits, trenches and pits, complete a scintilometer survey, and conduct a sampling program including a bulk sample of 1,000 pounds for leach test.  The Company is not currently authorized to conduct exploration drilling on the state lease.  Any future drilling on the state mineral prospecting permit will require the Company to file environmental documentation under the California Environmental Quality Act.

The Coso property and the surrounding region is located in an arid environment in the rain shadow of the Sierra Nevada mountains.  The property is located near the western margin of the Basin and Range province, a large geologic province in western North America characterized by generally north-south trending fault block mountain ranges separated by broad alluvial basins.  The geology of the area includes Late Jurassic granite bedrock overlain by the Coso Formation, which consists of interfingered gravels, arkosic sandstone, and rhyolitic tuff.  The Coso Formation is overlain by a series of lakebed deposits and volcanic tuffs.

Uranium mineralization at the Coso Property occurs primarily as disseminated deposits in the lower arkosic sandstone/fanglomerate member of the Coso Formation and along silicified fractures and faults within the granite.  Uranium mineralization appears to have been deposited by hudrpthermal fluids moving along fractures in the granite and the overlying Coso Formation.  Mineralization is often accompanied by hermatite staining, silicification, and dark staining from sulfides.  Autinite is the only positively identified uranium mineral in the area.  The main uranium anomalies are found within the basal arkose of the lower Coso Formation and the immediately adjacent granitic rocks.

Uranium exploration has been occurring in the area since the 1950s by a number of mining companies, including Coso Uranium, Inc., Ontario Minerals Company, Western Nuclear, Pioneer Nuclear, Federal Resources Corp., and Union Pacific/RockyMountain Energy Corp.  Previous uranium exploration and prospecting on the Coso property includes geologic mapping, pitting, adits, radon cup surveys, airbone geophysics and drilling.  Our preliminary field observations of the geology and historical working appear to corroborate the historical literature.  These historical exploration programs have identified specific exploration targets on the property.  All previous work has been exploratory in nature, and no mineral extraction or processing facilities have been constructed.  The exploration activities have resulted in over 400 known exploration holes, downhole gamma log data on the drill holes, chemical assay data, and airborne radiometric surveys, and metallurgical testing to determine amenability to leaching.

The property is undeveloped, and there are no facilities or structures.  There are a number of adits and trenches from previous exploration activities as well as more than 400 exploration drill holes.

The last major exploration activities on the Coso Property occurred during a drilling campaign in the mid-1970s.  As of December 31, 2010; the Company had conducted field reconnaissance and mineral sampling on the property, but has not conducted any drilling of geophysical surveys.  We plan to locate and identify the uranium anomalies targeted by previous exploration for further evaluation.  If feasible old drill holes in prospective areas will e re-entered and logged by down-hole radiometric probes to identify zones and grades of subsurface uranium mineralization.

Power is available from the Mono Power Company transmission lines, which parallel U.S. highway 395.  As of December 31, 2010 the water source had not yet been determined.

As of December 31, 2010, an exploration timetable and budget had not yet been developed and there were no current detailed plans to conduct exploration on the property.

As of December 31, 2010, American Energy Fields did not have a sample collection.

With regard to the state mineral prospecting permit, American Energy Fields, Inc., is currently authorized to locate on the ground past drill holes, adits trenches and pits, complete a scintilometer survey, and conduct a sampling program including a bulk sample of 1000 pounds for leach test.  The Company is not currently authorized to conduct exploration drilling on the state lease.  Any future drilling on the state mineral prospecting permit will require the Company to file environmental documentation under the California Environmental Quality Act.

The Coso Property does not currently have any known reserves.  All activities undertaken and currently proposed at the Coso Property are exploratory in mature.

BLYTHE

The Blythe project is located in the southern McCoy Mountains in Riverside County, California approximately 15 miles west of the community of Blythe.  It consists of 66 lode mining claims (the NPG Claims) covering 1320 acres of BLM land.

On December 24, 2009, as a result of the Exchange, the Company acquired a 100% interest (minus a 3% Net Smelter Return Royalty) in the Blythe Property.  Prior to our acquisition, Green Energy acquired the project on November 30, 2009.

The Blythe property is located in an arid environment within the Basin and Range Province.  The southern McCoy Mountains are composed of Precambrian metasediments, including meta-conglomerates, grits, quartzities and minor interbedded shales.

A number of companies have worked on the Blythe uranium property during the 1950s through the 1980s.  Several shipments of ore were reportedly shipped from the property.

The Blythe Prospect occurs in the southern McCoy Mountains, which are composed of Precambrian metasediments, including meta-conglomerates, grits, quartzites and minor interbedded shales.

Uranium mineralization occurs along fractures, in meta-conglomerates and in breccia zones.  Secondary uranium minerals occur on fracture surfaces and foliation planes adjacent to fine veinlets of pitchblende.  Uranium minerals include uraninite (pitchblende), uranophane, gummite and boltwoodite.  It has been reported that the uranium mineralization tends to occur in areas where finely disseminated hematite is present.

Although there are no known intrusive bodies near the property, it is believed that the uranium mineralization could be hydrothermal in origin and genetically related to an intrusive source.  If such a deep-seated intrusive body underlies the property it is possible that larger concentrations of primary uranium ore may exist at depth.

A number of companies have worked on the Blythe uranium property during the 1950s through the 1980s.  Several shipments of ore were reportedly shipped from the property.

As of December 31, 2010, the Company was still in the process of assessing the Blythe Property.  Additional information will be forthcoming.

The Blythe Property does not currently have any know reserves.  All activities undertaken and currently proposed at the Coso Property are exploratory in nature.

AMERICAN ENERGY FIELDS, INC.

72,281,526 Shares

Common stock
PROSPECTUS

           , 2011

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuances and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered. None of the following expenses are payable by the selling stockholders. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$4,699.46
Legal fees and expenses	$75,000
Accounting fees and expenses	$30,000
Miscellaneous	$0

TOTAL	$109,699.46

Item 14.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation and By-Laws provide that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director's duty of loyalty to the corporation or its stockholders;
●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
●	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
●	any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation and By-Laws provide that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification

Item 15.  Recent Sales of Unregistered Securities.

Sales by American Energy Fields, Inc. (f/k/a Sienna Resources, Inc.)

On July 20, 2007, we issued a total of 1,250,000 shares of common stock to one director for cash in the amount of $0.01 per share for a total of $12,500.

On April 13, 2009, we issued a total of 1,000,000 shares of common stock to 26 individuals for cash in the amount of $0.025 per share for a total of $25,000.

On December 21, 2009, the board of directors declared a dividend of an additional 11.2 shares of its common stock on each share of its common stock outstanding on December 21, 2009.

On December 24, 2009, we entered into the Exchange with Green Energy and its shareholders.  The Green Energy shareholders transferred all of the issued and outstanding capital stock of Green Energy to us in exchange for the right to receive one share of our common stock for each share of Green Energy common stock.  Accordingly, an aggregate of 28,788,252 shares of our common stock were issued to the shareholders of Green Energy.

On December 24, 2009, we issued a total of 9,300,000 shares of common stock to certain accredited investors for an aggregate purchase price of $1,395,000.  In connection therewith, we also issued two year warrants to purchase an aggregate of 4,650,000 shares of our common stock at a purchase price of $0.40 per share.

On March 19, 2010, we granted  350,000 shares of our common stock to Randall Reneau in consideration for his services as Chairman of our Board of Directors.

On April 26, 2010, we issued 200,000 shares of our common stock to NPX Metals, Inc. as partial consideration for the purchase of certain mining claims.

On July 15, 2010, the Company executed an investor relations agreement, pursuant to which it is required to issue 2,000,000 shares of common stock to the consultant in consideration for certain investor relations services.  The shares were issued in October of 2010.  This transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering and we believe was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder.

On September 1, 2010, the Company entered into consulting agreements with four consultants whereby the Company agreed to issue an aggregate of 800,000 shares of its common stock (200,000 shares per consultant) in consideration for certain services related to business development, financial management and communications.    This transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering and we believe was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder.

On October 6, 2010, the Company entered into an agreement with its newly appointed director, Bill Allred, whereby, in consideration for Mr. Allred’s services as an independent director of the Company, the Company agreed to issue an aggregate of 150,000 stock options with an exercise price of $0.25 per share, which shall vest 30,000 shares every six months for a total vesting period of thirty (30) months.

On October 15, 2010, American Energy Fields, Inc. (the “Company”) accepted subscriptions for and issued secured convertible promissory notes (the “Bridge Notes”) in the aggregate principal amount of $50,000.  The Bridge Notes mature on the sixth month anniversary of the date of issuance (the “Maturity Date”) and accrue interest at an annual rate of ten percent (10%).  The Bridge Notes are payable in full on the Maturity Date unless previously converted into shares of the Company’s common stock at an initial conversion price of $1.00 per share, as may be adjusted.  Additionally, the holders of the Bridge Notes shall have the right to convert the principal and any interest due under the Bridge Notes, on a dollar-for-dollar basis, into the shares of the Company issued and sold to investors in a Qualified Financing (as that term is defined in the Bridge Notes), at a conversion price equal to that purchase price per share of the Qualified Financing securities paid by the investors in such financing.

The above transactions did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On December 3, 2010, the Company accepted subscriptions for and issued Bridge Notes in the aggregate principal amount of $50,000 on the same terms as described above.   In connection with the issuance of the Bridge Notes, the Company issued 25,000 shares of its common stock to each recipient of $50,000 Bridge Notes.

Between December 3, 2010 and March 4, 2011, the Company sold an aggregate of 36,140,763 of units consisting of one share of the Company’s common stock and one five year warrant to purchase one additional share of common stock at an exercise price of $0.50 per share for a per unit price of $0.50 for aggregate proceeds of $$18,070,381.50.

The Units were all sold and/or issued only to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to Regulation S promulgated under the Securities Act, were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) or Rule 903 of Regulation S, under the Securities Act and corresponding provisions of state securities laws.

On March 17, 2011, the Company sold an aggregate of 3,700,000 shares of restricted common stock, subject to a 24-month lockup in consideration for membership interests of Secure Energy LLC.  The shares were all sold and/or issued only to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”), were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) and corresponding provisions of state securities laws.

Sales by Green Energy Fields, Inc.

On November 30, 2009, Green Energy issued 2,000,000 shares of its common stock to NPX Metals, Inc. as payment for certain mining assets.

On November 30, 2009, Green Energy issued 26,788,252 shares of its common stock to certain investors for a per share purchase price of $0.0001.

 We believe that the offer and sale of the securities referenced in this section were exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder as transactions not involving any public offering. All of the purchasers of unregistered securities for which we relied on Section 4(2) and/or Regulation D represented that they were accredited investors as defined under the Securities Act, except for up to 35 non-accredited investors. The purchasers in each case represented that they intended to acquire the securities for investment only and not with a view to the distribution thereof and that they either received adequate information about the registrant or had access, through employment or other relationships, to such information; appropriate legends were affixed to the stock certificates issued in such transactions; and offers and sales of these securities were made without general solicitation or advertising.

Private Placement of Units

On December 3, 2010, we sold an aggregate of $100,000 worth of units consisting of one share of the Company’s common stock and one five year warrant to purchase one additional share of common stock at an exercise price of $0.50 per share for a per unit price of $0.50.

 December 29, 2010, we entered into subscription agreements with certain investors whereby it sold an aggregate of 4,000,000 units for an aggregate purchase price of $2,000,000.  In addition, in accordance with the terms of certain Bridge Notes issued to certain investors on October 15, 2010 and December 3, 2010, in the event the Company closed an equity investment in which the Company receives gross proceeds of at least $1,250,000, the holder will have the option to convert all or a portion of the outstanding principal of and accrued interest on such Bridge Note, on a dollar-for-dollar basis, into the qualified financing.  The Private Placement qualifies as a qualified financing and each holder of bridge notes was entitled to exchange the outstanding principal and interest amount of its Bridge Notes for Units sold in the Offering.  Bridge notes in the aggregate principal amount of $50,000 (plus $416.50 in accrued interest) converted into 100,833 units in the Offering on December 29, 2010.

On February 18, 2011 we entered into subscription agreements with certain investors whereby we sold an aggregate of 12,159,950 units for an aggregate purchase price of $6,079,975.

On February 28, 2011, we entered into subscription agreements with certain investors whereby we sold an aggregate of 7,990,000 units for an aggregate purchase price of $3,995,000.  .

On March 4, 2011, we entered into subscription agreements with certain investors whereby we sold an aggregate of 11,689,980 units for an aggregate purchase price of $5,844,990

In connection with the foregoing, we issued warrants to the placement agents to purchase an aggregate of 7,167,986 shares of common stock, with the same terms as the warrants issued to the investors

Item 16.  Exhibits and Financial Statement Schedules.

(a)           Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated by reference herein.

(b)           Financial Statement Schedules.

All financial statement schedules have been omitted, since the required information is not applicable or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements and notes thereto.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Apache Junction, State of Arizona on the 2nd day of May, 2011.

AMERICAN ENERGY FIELDS, INC. (Registrant)
By:	/s/ Joshua Bleak
Name: Joshua Bleak
Title: President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ David Lieberman
Name: David Lieberman
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Joshua Bleak and David Lieberman, and each one of them acting individually, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments or supplements (including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Joshua Bleak	President, Chief Executive Officer and Director (Principal Executive Officer)	May 2, 2011
Joshua Bleak

/s/ David Lieberman	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 2, 2011
David Lieberman

/s/ Daniel Bleak	Director	May 2, 2011
Daniel Bleak

/s/ Bill Allred	Director	May 2, 2011
Bill Allred

EXHIBIT INDEX
		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Filing Date/Period End Date	Number
2.1	Share Exchange Agreement between American Energy Fields, Inc., Green Energy Fields, Inc. and the shareholders of Green Energy Fields.	8-K	12/29/2009	2.1
3.1	Amended and Restated Certificate of Incorporation.	8-K	12/24/2009	3.1
3.2	Amended and Restated Bylaws.	8-K	12/24/2009	3.2
5.1*	Opinion of Sichenzia Ross Friedman Ference LLP
10.1	Form of Subscription Agreement.	8-K	12/29/2009	10.1
10.2	Form of Investor Warrant	8-K	12/29/2009	10.2
10.3	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated December 24, 2009 by and between American Energy Fields, Inc. and Sienna Resources Holdings, Inc.	8-K	12/29/2009	10.3
10.4	Stock Purchase Agreement between American Energy Fields, Inc. and the purchasers signatory thereto	8-K	12/29/2009	10.4
10.5	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated November 30, 2009 by and between CPX Uranium, Inc., NPX Metals, Inc. and Green Energy Fields, Inc.	8-K	12/29/2009	10.5
10.6	Consulting Agreement dated February 1, 2010 between American Energy Fields, Inc. and David Lieberman	8-K	02/3/2010	10.1
10.7	Letter Agreement dated as of March 19, 2010, by and between American Energy Fields, Inc. and Randall Reneau	8-K	03/24/10	10.1
10.8	Purchase and Royalty Agreement between Green Energy Fields, and NPX Metals, Inc.	10-Q	08/20/2010	10.1
10.9	Letter Agreement dated October 6, 2010 between American Energy Fields, Inc. and Bill Allred	8-K	10/13/2010	10.1
10.10	Form of Note	8-K	12/21/2010	10.1
10.11	Form of Subscription Agreement	8-K	01/05/2011	10.1
10.12	Form of Warrant	8-K	01/05/2011	10.2
10.13	Form of Registration Rights Agreement	8-K	01/05/2011	10.3
10.14	Form of Subscription Agreement	8-K	02/23/2011	10.1
10.15	Form of Warrant	8-K	02/23/2011	10.2
10.16	Form of Registration Rights Agreement	8-K	02/23/2011	10.3
10.17	Asset Purchase Agreement	8-K	02/23/2011	10.1
10.18	LLC Membership Interest Sale Agreement dated March 17, 2011 between American Energy Fields, Inc. and Prospect Uranium, Inc.	8-K	03/23/2011	10.1
10.19	LLC Membership Interest Sale Agreement dated March 17, 2011 between American Energy Fields, Inc., ND Energy Inc. and Gordon R. Haworth	8-K	03/23/2011	10.2

Incorporated by Referece
Exhibit No.	Exhibit Description	Form	Filing Date/Period End Date	Number
21.1	List of Subsidiaries.	10-K/A	02/16/2011	21.1
23.1 *	Consent of KBL LLP
23. 2 *	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the Signature Page of this Registration Statement on Form S-1)

*filed herewith